CONTRACT No.  AGR/C046/11

between

AGR WELL MANAGEMENT LIMITED

and

JASPER DRILLING PRIVATE LIMITED

for

THE PROVISION OF MOBILE DRILLING RIG SERVICES – “JASPER EXPLORER” 2011

Contract Number AGR/C046/11

TABLE OF CONTENTS

Section I	Form of Agreement		3

	Including Appendix 1.1 to Section I – Form of Agreement		3

Section II	(a)	LOGIC (formerly CRINE) General Conditions of Contract, Mobile Drilling Rig - Edition 1 - December 1997	9

	(b)	Special Conditions of Contract	10

	(c)	Deed of Guarantee	21

	(d)	Escrow Pro-Forma	24

Section III	Remuneration		42

Section IV	(a)	Scope of Work	53

	(b)	Rig Specification	55

	(c)	Checklist of CONTRACTOR’s and COMPANY’s Obligations	56

	(d)	Personnel	65

	(e)	Specifications and Standards

Section V	Health, Safety and Environment		67

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SECTION I

FORM OF AGREEMENT

This CONTRACT is made between the following parties:

AGR Well Management Limited, a company having its registered office at Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL hereinafter called the COMPANY.

and

Jasper Drilling Private Limited, a company having an office at 1 Harbourfront Avenue, #14-08 Keppel Bay Tower, Singapore 098632 hereinafter called the CONTRACTOR;

and hereinafter collectively referred to as the Parties.

WHEREAS:

A.	The COMPANY wishes that certain WORK shall be carried out, all as described in the CONTRACT; and

B.	The CONTRACTOR wishes to carry out the WORK in accordance with the terms of this CONTRACT.

NOW:

The parties hereby agree as follows:

1.	In this CONTRACT all capitalised words and expressions shall have the meanings assigned to them in this FORM OF AGREEMENT or elsewhere in the CONTRACT.

2.	The following Sections shall be deemed to form and be read and construed as part of the CONTRACT:

Section I	Form of Agreement including Appendix 1.1.

Section II	(a)	LOGIC (formerly CRINE) General Conditions of Contract, Mobile Drilling Rig - Edition 1 - December 1997

	(b)	Special Conditions of Contract

	(c)	Deed of Guarantee

	(d)	Escrow Pro-forma

Section III	Remuneration

Section IV	(a)	Scope of Work

	(b)	Rig Specification

	(c)	Checklist of CONTRACTOR’s and COMPANY’s Obligations

	(d)	Personnel

	(e)	Specifications and Standards

Section V	Health, Safety and Environment

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The Sections shall be read as one document, the contents of which, in the event of ambiguity or contradiction between Sections, shall be given precedence in the order listed above, with the exception that the Special Conditions of Contract shall take precedence over the General Conditions of Contract.

3.	In accordance with the terms and conditions of the CONTRACT, the CONTRACTOR shall perform and complete the WORK and the COMPANY shall pay the CONTRACT PRICE.

4.	The terms and conditions of the CONTRACT shall apply from the date of execution of this Form of Agreement, which date shall be the EFFECTIVE DATE.

5.	The COMMENCEMENT DATE shall be as specified in Appendix 1.1.

6.	The duration of the CONTRACT shall be as set out in Appendix 1.1.

Conditions Precedent to Contract

This CONTRACT is issued and agreed subject to satisfaction of the following conditions:-

(a)
a full HSEQ Audit satisfactory to the COMPANY to confirm compliance with CONTRACTOR’s management system and COMPANY’s requirements set forth in the Audit Scope of Work to be issued to CONTRACTOR by20th May 2011, where such audit shall be performed not later than 15th June, 2011

(b)	the COMPANY’s review and confirmation of acceptance of the DRILLING UNIT equipment list being in accordance with requirements/parameters as laid down in the DRILLING UNIT’s specification;

(c)	all of the DRILLING UNIT’s equipment/machinery being capable of full compliance with the operating requirements/parameters as laid down in the DRILLING UNIT’s specification;

(d)	the DRILLING UNIT being, upon delivery, fully operational and fully crewed with appropriately experienced personnel ;

(e)
there are no outstanding requirements for the DRILLING UNIT to visit the shipyard for periodic survey or any other work and the DRILLING UNIT will be fully certified for the complete term of the CONTRACT including any option periods;

(f)	approval by the Directors of COMPANY no later than 15th June, 2011;

(g)	the CONTRACTOR’s key personnel being agreed and approved by the COMPANY, such approval not being unreasonably withheld;

(h)	delivery of the DRILLING UNIT to achieve a spud date of no earlier than 1st October, 2011 and no later than 15th December, 2011;

(i)
in the event the COMPANY work-scope is the first contract for CONTRACTOR then CONTRACTOR will allow COMPANY reasonable access to the DRILLING UNIT, prior to it leaving Singapore, for installation of COMPANY third party equipment.

If the above conditions are not satisfied on or before the COMMENCEMENT DATE of the CONTRACT or, if applicable, such later time notified by the COMPANY to the CONTRACTOR, the COMPANY shall have the right to terminate this CONTRACT with immediate effect (as if the CONTRACT was being terminated under Clause 22.1(f) of Section II (a) of this CONTRACT) by giving a notice to such effect to the CONTRACTOR.

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If the CONTRACT is terminated in these circumstances:

A.
the CONTRACTOR shall not be entitled to any payment in respect of such termination and shall be required to re-pay all amounts that the COMPANY has already paid the CONTRACTOR in respect of the CONTRACT, except for all such costs as specified in Clause D below;

and neither Party shall have any liability to the other Party, save in respect of:

B.	their respective obligations as to confidentiality under the CONTRACT; and

C.	any other obligations which, by their nature, survive the termination of the CONTRACT;

D.	WORK specifically instructed by COMPANY by means of a Variation;

E.	and any breach of their respective obligations hereunder arising in respect of the period ending on (and including) the date of termination of the CONTRACT.

The CONTRACTOR also agrees and acknowledges that its obligations under this CONTRACT shall not be discharged or limited in any way by any audit, review, risk assessment or any similar action being carried out by or on behalf of the COMPANY in connection with the above conditions.

The authorised representatives of the parties have executed the CONTRACT in duplicate:

For and on behalf of:		For and on behalf of:
Jasper Drilling Private Limited		AGR Well Management Limited
(CONTRACTOR)		(COMPANY)

Signature:	/s/ G. Yeoh	Signature:	/s/ I. Burdis

Name:	G. Yeoh	Name:	I. Burdis

Title:	Executive Director	Title:	VP Well Management

Date:	18 May 2011	Date:	18/5/11

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APPENDIX 1.1 TO SECTION I - FORM OF AGREEMENT

Reference

Section I

Clause 5	The COMMENCEMENT DATE of the CONTRACT shall be either:

(a)	when the DRILLING UNIT is one (1) nautical mile from its warm stacked location off Singapore and on its way to COMPANY’s first well location; or

(b)
in the event CONTRACTOR has work prior to the COMPANY’S CAMPAIGN (as hereinafter defined),when the DRILLING UNIT is underway 500m from the DRILLING UNIT’s well location prior to the mobilisation for the COMPANY’s WORK.

The DRILLING UNIT demobilisation shall be completed when all COMPANY’s personnel and equipment have been off-loaded from the DRILLING UNIT, unless such equipment is retained on board by mutual agreement, and the DRILLING UNIT is underway 500m from the COMPANY’s final well location.

Notwithstanding the foregoing, delivery of the DRILLING UNIT, fully crewed and ready in all respects to spud the first well, shall be no earlier than 1st October, 2011, and no later than 15th December, 2011, with a minimum of sixty (60) days notification by CONTRACTOR for delivery at the 1st well location.

In the event that CONTRACTOR is awarded a contract for work to be performed prior to the commencement of the WORK for COMPANY, CONTRACTOR shall immediately notify COMPANY and reserves the right to provide COMPANY with a reasonable notification period for delivery at the first well location, which shall fall within the initial delivery window stated in the preceding paragraph.

Clause 6	The duration of this CONTRACT shall be the time required to drill:

(a)	one (1) firm well in Republic of Guinea waters plus one (1) option well offshore Republic of Guinea; and

(b)	up to five (5) mutually agreed option wells in West African waters;

up to and including the date and time at which COMPANY’s well operations have been completed (the “CAMPAIGN”) and:

(i)
in the event of follow on work in direct continuation from the COMPANY’s WORK with another company, the final well of the CAMPAIGN is drilled and the DRILLING UNIT reaches the five hundred metre (500m) zone of the last well in the CAMPAIGN; or

(ii)
in the event there is no follow on work in direct continuation of the COMPANY’s WORK, COMPANY’s equipment and personnel are off-loaded from the DRILLING UNIT, unless such equipment is retained on board by mutual agreement, and the DRILLING UNIT is free to sail.

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The foregoing option wells shall be at COMPANY’s sole election, and each option well shall be declared prior to the spud date of the previous well in the CAMPAIGN.

Section II

Clause 1.8	The DRILLING UNIT shall be the “Jasper Explorer”.

Clause 3.1	The COMPANY REPRESENTATIVE is Martin Booth.

The CONTRACTOR REPRESENTATIVE is Geoffrey Yeoh.

Clause 5.1	The COMPANY designated heliport will be advised by the COMPANY.

The COMPANY designated supply base will be advised by the COMPANY.

Clause 7.2	The handling charges are as follows:

For items less than USD 40,000: 5%;

For items USD 40,000 or more: 3%.

Clause 13.2	Latest time for receipt of invoices is ninety (90) days from the date the DRILLING UNIT goes off hire.

Clause 17.3	Change in law protection commences on the date of execution of this CONTRACT.

Clause 18.5	Depreciation (in-hole tools and subsea equipment):

2% per month, up to a maximum of 60% depreciation.

Clause 18.6	Additional Clauses:	Not applicable

Clause 19.2	Insurance by CONTRACTOR, the amounts are:

Employer's Liability onshore	$SGD 10,000,000

Employer's Liability offshore	$SGD 10,000,000

Comprehensive General Liability	USD 10,000,000

Marine Hull and Machinery	USD 234,000,000

Protection and Indemnity	USD 61,000,000

Note

The level of Protection and Indemnity insurance provided by CONTRACTOR shall be increased to an amount between USD one hundred million ($100,000,000) and USD one hundred and fifty million ($150,000,000) (actual level to be advised to COMPANY in writing) no later than fourteen (14) days after execution of the CONTRACT.

Wreck and Debris removal Under P&I

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CONTRACTOR to confirm/verify the above referenced insurance levels are in place prior to COMMENCEMENT DATE.

Clause 22.1 (b)	Force Majeure period:	7 days

Clause 22.1 (f)	Delivery period past the last date of the delivery window specified in Clause 5 of Section I above:	10 days

Clause 26.4	The addresses for the service of notices are:

(i)	COMPANY

Union Plaza,
1 Union Wynd,
Aberdeen
AB10 1SL

(ii)	CONTRACTOR

1 Harbourfront Avenue
14-08 Keppel Bay Tower
Singapore 098 632

Clause 27.1	Resolution of Disputes. The nominees are:

(i)	COMPANY

I. Burdis

(ii)	CONTRACTOR

Geoffrey Yeoh

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SECTION II (a)

GENERAL CONDITIONS OF CONTRACT

Subject to the provisions of this CONTRACT and in particular Section II (b) - Special Conditions of Contract, LOGIC (formerly CRINE) General Conditions of Contract for Mobile Drilling Rigs - Edition 1 – December 1997 shall be deemed to form, and be read and construed as, part of this CONTRACT in accordance with Clause 2 of Section I - Form of Agreement.

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SECTION II (b)

SPECIAL CONDITIONS OF CONTRACT

1.	Clause 1.1 (Definition of “AFFILIATE”) – In line 4 delete “Section 736, Companies Act, 1985 as amended by Section 144, Companies Act 1989” and replace with “Section 1159 of the Companies Act 2006”.

2.	Clause 1.2 (Definition of “COMPANY GROUP”) - Delete Clause 1.2 in its entirety and replace with the following:-

““COMPANY GROUP” shall mean the COMPANY, COMPANY’S other contracted contractors of any tier (excluding CONTRACTOR), COMPANY clients, its and their parent companies, subsidiaries, Co-venturers, its and their respective AFFILIATES, its and their respective directors, officers and employees (including agency personnel), representatives and invitees, but shall not include any member of the CONTRACTOR GROUP.”

3.	Clause 1.4 (Definition of “CONTRACTOR GROUP”) – Delete Clause 1.4 in its entirety and replace with the following:

““CONTRACTOR GROUP” shall mean the CONTRACTOR and its parent companies and subsidiaries, its and their SUBCONTRACTORS of any tier, its and their respective AFFILIATES, its and their respective directors, officers and employees (including agency personnel), representatives and invitees, and the DRILLING UNIT and the legal and beneficial owners thereof, but shall not include any member of the COMPANY GROUP.”

4.	Clause 1.7 (Definition of “CO-VENTURERS”) - Delete Clause 1.7 in its entirety and replace with the following:-

““CO-VENTURERS” shall mean any co-venturers with the COMPANY and/or with COMPANY clients from time to time having an interest in the exploration and production license(s) under which the WORK is being performed and the successors in interest of such CO-VENTURERS or the assignees of any interest of such CO-VENTURERS.”

5.	Clause 1.9 (Definition of “SUBCONTRACT”) – In line 1 of this definition after the reference to “CONTRACTOR” add “(or a SUBCONTRACTOR of any tier)”.

6.	Clause 1.12 (Definition of “UKCS”) – Clause 1.12 shall be deleted in its entirety.

7.	Clause 1.15 (Definition of “WORK”) – In line 1after “conducted in the” delete “UKCS” and replace with “area of operations”.

8.	Clause 1.17 (Definition of “OPERATING AREA") – Insert new Clause 1.17 as follows:

““OPERATING AREA" means waters offshore offshore Republic of Guinea, or other area as mutually agreed, in which COMPANY represents it is entitled to conduct drilling operations”.

9.	Clause 1.18 (Definition of “ESCROW AGREEMENT”) – Insert the following Clause 1.18:

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““ESCROW AGREEMENT” shall mean the escrow agreement to be entered into by CONTRACTOR, COMPANY and ESCROW AGENT, generally in the form which is provided in Section II (d) of the CONTRACT.”

10.	Clause 1.19 (Definition of “ESCROW ACCOUNT”) – Insert the following Clause 1.19:

““ESCROW ACCOUNT” shall mean the escrow account which is opened and maintained in accordance with the terms and conditions of the ESCROW AGREEMENT.

Such ESCROW ACCOUNT shall be established by the provision by COMPANY of funds in the amount of seven million three hundred and fifty thousand United States Dollars ($7,350,000) into such ESCROW ACCOUNT no later than thirty (30) days prior to commencement of rig mobilisation to COMPANY’s firm well location.  Such ESCROW ACCOUNT shall be generally in accordance with the terms within the draft ESCROW AGREEMENT contained in the CONTRACT subsequently agreed between the Parties.  The Parties shall use all reasonable endeavours to reach agreement on the terms of the ESCROW AGREEMENT in a timely manner.”

11.	Clause 1.20 (Definition of “ESCROW AGENT”) – Insert the following Clause 1.20:

““ESCROW AGENT” shall mean JPMorgan Chase Bank or any successor escrow agent appointed in accordance with the terms and conditions of the ESCROW AGREEMENT.”

12.	Clause 9.1 (Assignment) – Paragraph one of Clause 9.1 shall be deleted in its entirety and replaced with the following:

“Neither Party may assign any of its rights or delegate any performance under this Contract voluntary or involuntary except with the prior written consent of the non-assigning Party. That Party shall not unreasonably withhold its consent.”

13.	Clause 9.1 (Assignment) – Paragraph three of Clause 9.1 shall be deleted in its entirety.

14.	Clause 12.2 (FORCE MAJEURE) – In line 1 of this Clause, replace the reference to “shall be limited to the following:” with “may include (but shall not be limited to) the following:”

15.	Clause 13.5 (TERMS OF PAYMENT) – Delete Clause 13.5 in its entirety and replace with the following:

“Within thirty (30) days from receipt of a correctly prepared and adequately supported invoice approved by the COMPANY, at the address specified in Clause 13.4, the ESCROW AGENT shall, on receipt of a signed Schedule 5 to the ESCROW AGREEMENT and its attached invoice approved by the COMPANY, make payment from the ESCROW ACCOUNT of the due amount into the bank account of the CONTRACTOR specified in the ESCROW AGREEMENT.

Payments by the COMPANY to the CONTRACTOR under this CONTRACT will be facilitated by the provision, by the COMPANY, of seven million three hundred and fifty thousand United States Dollars (USD 7,350,000) into the ESCROW ACCOUNT thirty (30) days prior to the mutually agreed date of mobilisation of the DRILLING UNIT.  The ESCROW AGREEMENT shall be entered into as soon as possible following the execution of this CONTRACT.”

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16.	Clause 13.6 (TERMS OF PAYMENT) – shall be amended as follows:

If the COMPANY disputes any items on any invoice in whole or in part or if the invoice is prepared or submitted incorrectly in any respect, the COMPANY shall within fourteen (14) days after receipt of the invoice, return a copy of the invoice to the CONTRACTOR advising the CONTRACTOR of the reasons and requesting the CONTRACTOR to issue a credit note for the unaccepted part or whole of the invoice as applicable, failing which, subject always to the provisions of Clause 2.2 of Section III “Remuneration” and without prejudice to the provisions thereof COMPANY shall be deemed to have accepted the invoice, and that the amount stated therein as due and owing to the CONTRACTOR.  In the event an amount is disputed, notwithstanding such dispute, the COMPANY shall be obliged to pay only the undisputed part of a disputed invoice in accordance with the provisions of Clause 13.5.

If any other dispute connected with the CONTRACT exists, other than a dispute that is the subject of a claim by COMPANY against the CONTRACTOR, between the Parties, the Parties shall attempt to resolve any dispute arising out of or relating to this CONTRACT through negotiations, and COMPANY may withhold from any money which becomes payable under the CONTRACT the amount which is the subject of the dispute. The COMPANY shall not be entitled to withhold monies due to the CONTRACTOR under any other contracts with the COMPANY as set off against disputes under the CONTRACT, nor shall it be entitled to withhold monies due under the CONTRACT as set off against disputes under any other contract.

On settlement of any dispute the CONTRACTOR shall submit an invoice for sums due and the COMPANY shall make the appropriate payment in accordance with the provisions of Clause 13.5.

17.	Clause 18.10 (INDEMNITIES) - Insert a new sub-clause 18.10 as follows:

“If any person employed by the COMPANY GROUP and/or any property of the COMPANY GROUP is onboard the DRILLING UNIT prior to the COMMENCEMENT DATE or after the COMPLETION DATE then the Parties confirm that the provisions of Clause 18 that are relevant to such persons and/or property shall be in full force and effect notwithstanding the non-commencement, completion or termination of the CONTRACT.”

18.	Clause 18 “Indemnities” shall be amended as follows:

18.         INDEMNITIES

18.1
The CONTRACTOR shall be responsible for and shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against all claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of :

(a)	loss of or damage to property of the CONTRACTOR GROUP whether owned, hired, leased or otherwise provided by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT,

(b)	personal injury including death or disease to any person employed by the CONTRACTOR GROUP arising from or relating to the performance of the CONTRACT,

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(c)
Except as provided for in Clause 18.2 below, personal injury including death or disease or loss of or damage to the property of any third party to the extent that any such injury, loss or damage is caused by the negligence .or breach of duty (whether statutory or otherwise) of the CONTRACTOR GROUP. For the purposes of this Clause "third party" shall mean any party which is not a member of the COMPANY GROUP or CONTRACTOR GROUP.

18.2
The COMPANY shall be responsible for and shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claims, losses, damages, costs (including legal costs) expenses and liabilities in respect of :

(a)	loss of or damage to property of the COMPANY GROUP (including existing property as per Clause 18.2(a)(i) below) arising from or related to the performance of the CONTRACT located at the WORKSITE.

(i)
The Parties acknowledge and agree that existing property means all plants, machinery, structures, equipment, risers (excluding the DRILLING UNIT risers), pipelines, wells, manifolds, wellheads and all other tangible property belonging to COMPANY GROUP or Third Parties which is located within the five hundred metre (500m) zone of the well location.

(b)	personal injury including death or disease to any person employed by the COMPANY GROUP arising from or relating to the performance of the CONTRACT,

(c)
personal injury including death or disease or loss or damage to the property of any third party to the extent that such injury, loss or damage is caused by the negligence or breach of duty (whether statutory or otherwise) of the COMPANY GROUP. For the purposes of this Clause "third party" shall mean any party which is not a member of the CONTRACTOR GROUP or COMPANY GROUP.

18.3
Notwithstanding the provisions of Clause 18.1(c) and except as provided by Clauses 18.1(a), 18.1(b) and 18.4 the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP from and against any claim of whatever nature arising from pollution and/or contamination including without limitation such pollution and/or contamination emanating from the reservoir or from the property of the COMPANY GROUP including oil based muds or similar materials used on the Instruction of the COMPANY, the discharge of contaminated cuttings or storage, use or disposal of radioactive sources arising from or related to the performance of the CONTRACT.

18.4
Notwithstanding the provisions of Clause 18.2(c) and except as provided by Clauses 18.2(a) and 18.2(b), the CONTRACTOR shall save, indemnify, defend and hold harmless the COMPANY GROUP from and against any claim of whatever nature arising from pollution originating from the hull of the DRILLING UNIT located above or below the surface of the water and/or the other property and equipment of the CONTRACTOR GROUP located above the surface of the water (excluding oil based muds or similar materials used on the instruction of the COMPANY, the discharge of contaminated cuttings or storage, use or disposal of radioactive sources).

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18.5
Notwithstanding the provisions of Clause 18.1(a) the COMPANY shall reimburse the CONTRACTOR in respect of loss of or damage to property, materials or equipment of the CONTRACTOR GROUP which occurs whilst in-hole below the rotary table, unless due to fair wear and tear, except if such loss or damage is caused by the negligence of the CONTRACTOR, or those SUBCONTRACTORS used by CONTRACTOR to fulfil its obligations to provide equipment detailed in Section IV (b) - Rig Specification or to provide personnel detailed in Section 1V(d) - Personnel (but not any other SUBCONTRACTORS).

The COMPANY's liability for such loss or damage shall, subject to the depreciation provision hereunder, be either the actual repair or replacement cost, whichever is the lesser, as substantiated by the CONTRACTOR to the COMPANY REPRESENTATIVE. Where repair is possible, the COMPANY shall, at its sole option, reimburse the CONTRACTOR in respect of either the foregoing repair or the foregoing replacement costs.

Any replacement cost for which the COMPANY is liable hereunder shall be reimbursed to the CONTRACTOR subject to the deduction of depreciation which shall be calculated from the substantiated date of the original purchase, of each item or component part thereof at a percentage rate per month applied to such replacement cost up to a percentage maximum as set out in Appendix 1.1 to Section I - Form of Agreement.

18.6
Subject to Clauses 18.1 (a), 18.1 (b) and 18.4 and any additional clauses identified in Appendix 1.1 to Section I - Form of Agreement, but notwithstanding anything contained elsewhere in the CONTRACT to the contrary, the COMPANY shall save, indemnify, defend and hold harmless the CONTRACTOR GROUP against all claims, losses, damages, costs (including legal costs) expenses and liabilities, including without limitation liability to third parties, resulting from:

(a)
loss of or damage to any well or hole provided however, in the event that such loss or damage to any well or hole is caused by the negligence of the CONTRACTOR or those SUBCONTRACTORS used by CONTRACTOR to fulfil its obligations to provide equipment detailed in Section IV (b) - Rig Specification or to provide personnel detailed in Section IV(d) - Personnel (but not any other SUBCONTRACTORS), the CONTRACTOR shall, at the request of the COMPANY as its sole remedy and provided the DRILLING UNIT is still on that location, either redrill the same or an equivalent hole to the same depth as such lost hole had been drilled previously, or repair such damaged hole or well to its original state. During such drilling and/or repair operations the CONTRACTOR shall be paid as detailed in Section III - Remuneration;

(b)	blowout, fire, explosion, cratering or any uncontrolled well condition (including the costs to control a wild well and the removal of debris);

(c)	damage to the reservoir, geological formation or underground strata or the loss of oil or gas therefrom;

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18.7
The CONTRACTOR shall be responsible for the removal and when appropriate the marking or lighting of any wreck or debris of the CONTRACTOR GROUP's property or equipment or any part thereof provided by the CONTRACTOR GROUP in relation to the CONTRACT, where required by law, or government authority or where such wreck or debris is interfering with the COMPANY's operations is a hazard to fishing or navigation and shall, except as provided for in Clause 18.2 and 18.3, save, indemnify, defend and hold harmless the COMPANY GROUP in respect of all claims, liabilities, costs (including legal costs), damages and expenses arising out of or in connection with such wreck or debris.

18.8
All exclusions and indemnities given under this Clause (save for those under Clauses 18.1(c), 18.2(c), and 18.6(a)) shall apply irrespective of cause or causes thereof, including the operation, loading/unloading and ingress/egress of any vehicle or vessel (including the DRILLING UNIT), including ingress and egress to the well location, and loading and unloading of personnel and cargo, pre-existing conditions, whether such conditions be patent or latent, latent defects or the unseaworthiness of any vessel or vessels (including the DRILLING UNIT) and notwithstanding the negligence whether such negligence be sole, joint, or concurrent, active, or passive, breach of representation or warranty (express or implied), breach of duty (whether statutory or otherwise), breach of contract or strict liability or other failure of any nature of the indemnified party or any other entity or party and shall apply irrespective of any claim in tort, under contract, actions in rem and/or in personam or otherwise at law.

18.8
If either party becomes aware of any incident likely to give rise to a claim under the above indemnities, it shall notify the other and both parties shall co-operate fully in investigating the incident.

19.	Clause 20 “Consequential Loss” shall be amended as follows:

For the purposes of this Clause 20 the expression "Consequential Loss" shall mean indirect losses and/or loss of or delay in production, loss of product, loss of use and loss of revenue, profit or anticipated profit, costs and expenses resulting from business interruptions, loss of or damage to the leasehold, concession, production sharing contract or other similar rights, loss of or delay in drilling or operating rights; cost of or loss of use of property, equipment, materials and services, including without limitation those provided by contractors or subcontractors of every tier or by third parties and other indirect or special damages, or for consequential loss however same may be caused or incurred.

20.	Clause 22 “Termination” shall be amended as follows:

22.	TERMINATION

22.1	The CONTRACT may be terminated by giving notice to terminate for any or all of the following reasons:

(a)
to suit the convenience of the COMPANY in which circumstance the COMPANY shall pay the CONTRACTOR the an “Early Termination Fee” of the Operating Rate multiplied by the remaining number of days of the firm CONTRACT period (based on forty five (45) days per well) together with all other payments as determined under Clause 22.2 (a);

(b)
by either Party, if a force majeure condition prevails for the period specified in Appendix 1.1 to Section I - Form of Agreement or longer other than a force majeure condition of a nature referred to in Clause 12.2(g) giving rise to a requirement upon the COMPANY to reimburse the CONTRACTOR pursuant to Clause 17.3;

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(c)
by either Party, in the event of the other Party  becoming bankrupt or making a composition or arrangement with its creditors or a winding-up order being made or (except for the purposes of amalgamation or reconstruction) a resolution for its voluntary winding-up passed or a provisional Liquidator, Receiver, Administrator or Manager of its business or undertaking appointed or presenting a petition or having a petition presented applying for an administration order to be made pursuant to Section 9 Insolvency Act 1986, or possession being taken by or on behalf of the holders of any debenture secured by a Floating Charge of any property comprised in or subject to the Floating Charge, or any equivalent act or thing should be done or suffered under any applicable law;

(d)
by the COMPANY, if a breakdown of the CONTRACTOR's equipment unless caused by actions of the COMPANY GROUP results in the CONTRACTOR being unable to perform its obligations hereunder for a period of fifteen (15) consecutive days or more;

(e)
By either Party, in the event that the other Party  breaches any of its material obligations hereunder which has or is likely to affect  performance of the WORK and, having received written notice thereof, fails or refuses within ten (10) days of receiving such written notice to take action satisfactory to the other Party  in order to ensure that the matter complained of is remedied to the satisfaction of the  other Party  as soon as practicable and/or fails or refuses to continue to take action satisfactory to the other Party  in order to ensure that the matter complained of is remedied to the satisfaction of the other Party  as soon as practicable;

(f)
By the Company, if the CONTRACTOR does not provide the DRILLING UNIT ready to commence mobilisation to the COMPANY's initial well location, except where such mobilisation is delayed outwith CONTRACTOR’s control, within the number of days specified in Appendix 1.1 to Section I - Form of Agreement following the latest COMMENCEMENT DATE specified in Appendix 1.1 to Section 1 - Form of Agreement and subject to the conditions detailed therein;

(g)	By either Party, if the DRILLING UNIT becomes an actual or constructive total loss;

(h)	By the Company, if any member of the CONTRACTOR GROUP fails to comply with the provisions of Clause 25.

22.2	In the event of termination in accordance with 22.1, the CONTRACTOR shall be entitled to payment as follows:

d)	For termination in accordance with 22.1(f) the CONTRACTOR shall not be entitled to payment hereunder except for WORK specifically instructed by COMPANY by means of a Variation.

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21.	Clause 26.8 (GENERAL LEGAL PROVISIONS) – Insert a new Clause 26.8 as follows:

“Contracts (Rights of Third Parties) Act 1999

(a)
The Contracts (Rights of Third Parties) Act 1999 shall apply only to Clause 18, Indemnities, of the CONTRACT and only in so far as it relates to indemnities given to the COMPANY GROUP and the CONTRACTOR GROUP respectively.

(b)	The COMPANY and the CONTRACTOR may rescind or vary the CONTRACT without the consent of any third party.

(c)	For the purposes of Clause 26.8 (b) “third party” shall mean any person or body other than the COMPANY and CONTRACTOR.”

22.	Clause 28 (NON-PERFORMANCE) - Add the following as new Clause 28:

“Notwithstanding anything to the contrary contained elsewhere in the CONTRACT, in the event that conditions exist within the reasonable control of the CONTRACTOR that (in the reasonable opinion of the COMPANY):

(1)	make continuation of operations unsafe;

(2)	constitute a material threat to the environment or to the health of any person; or

then the COMPANY shall be entitled, by giving notice in writing, to:-

(a)
require the CONTRACTOR to immediately suspend part or all of the WORK to make safe and shutdown operations and protect and secure the WORK (including, without limitation, in respect of any matter required by the COMPANY) until such time as the CONTRACTOR shall have made good the specified failure.

In the event of a suspension which results in the COMPANY standing down its personnel and/or equipment, the CONTRACTOR shall give the COMPANY at least ten (10) days’ notice of the date it is able to recommence operations under this CONTRACT so that the COMPANY can remobilise its personnel and/or equipment;

(b)
require the CONTRACTOR to, as soon as is reasonably practicable, provide, or hire from the nearest available source satisfactory to the COMPANY (in each case at the CONTRACTOR'S expense), any equipment which should have been provided by the CONTRACTOR or which is required to replace equipment which does not meet the manufacturer’s specification and is required for use on board the DRILLING UNIT;

(c)	(for the period where the circumstances described in (1) and (2) above only apply) reimburse the CONTRACTOR at zero rate.”

23.	Clause 29 (BIMCO WAR RISK CLAUSE) - Add the following as new Clause 29:

“WAR RISKS CLAUSE FOR TIME CHARTERS, 2004
Code Name: CONWARTIME 2004

(a)	For the purpose of this Clause, the words:

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(i)
"CONTRACTOR" shall include the shipowners, bareboat charterers, disponent owners, managers or other operators who are charged with the management of the DRILLING UNIT, and the Captain/OIM of the DRILLING UNIT; and

(ii)
"War Risks" shall include: any actual, threatened or reported: war; act of war; civil war; hostilities; revolution; rebellion; civil commotion; warlike operations; laying of mines; acts of piracy; acts of terrorists; acts of hostility; blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever); by any person, body, terrorist or political group, or the Government of any state whatsoever, which, in the reasonable judgement of the Captain/OIM of the DRILLING UNIT and/or the CONTRACTOR, may be dangerous or are likely to be or to become dangerous to the DRILLING UNIT, her cargo, crew or other persons on board the DRILLING UNIT.

(b)
The DRILLING UNIT, unless the written consent of the CONTRACTOR be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the DRILLING UNIT, her cargo, crew or other persons on board the DRILLING UNIT, in the reasonable judgement of the Captain/OIM of the DRILLING UNIT and/or the CONTRACTOR, may be, or are likely to be, exposed to War Risks. Should the DRILLING UNIT be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(c)
The DRILLING UNIT shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerents’ right of search and/or confiscation.

(d)	(i)
The CONTRACTOR may effect war risks insurance in respect of the Hull and Machinery of the DRILLING UNIT and their other interests (including, but not limited to, loss of earnings and detention, the crew and their protection and Indemnity Risks), and the premiums and/or calls therefor shall be for their account.

(ii)
If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the COMPANY's orders, the DRILLING UNIT is within, or is due to enter and remain within, or pass through any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then the actual premiums and/or calls paid shall be reimbursed by the COMPANY to the CONTRACTOR at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

(e)
If the CONTRACTOR become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then the actual bonus or additional wages paid shall be reimbursed to the CONTRACTOR by the COMPANY at the same time as the next payment of hire is due, or upon redelivery, whichever occurs first.

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(f)	The DRILLING UNIT shall have liberty:-

(i)
to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the DRILLING UNIT sails, or other Government to whose laws the CONTRACTOR is subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(ii)	to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(iii)
to comply with the terms of any resolution of the Security Council of the United Nations, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the CONTRACTOR is subject, and to obey the orders and directions of those who are charged with their enforcement;

(iv)	to discharge at any other port any cargo or part thereof which may render the DRILLING UNIT liable to confiscation as a contraband carrier;

(v)
to call at any other port to change the crew or any part thereof or other persons on board the DRILLING UNIT when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

(g)
If, in accordance with their rights under the foregoing provisions of this Clause, the CONTRACTOR shall refuse to proceed to the loading or discharging ports, or any one or more of them, it shall immediately inform the COMPANY.  No cargo shall be discharged at any alternative port without first giving the COMPANY notice of the CONTRACTOR's intention to do so and requesting them to nominate a safe port for such discharge.  Failing such nomination by the COMPANY within forty eight (48) hours of the receipt of such notice and request, the CONTRACTOR may discharge the cargo at any safe port of their own choice.

(h)
If in compliance with any of the provisions of sub-clauses (b) to (g) of this Clause anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this CONTRACT.”

24.	Clause 30 (Anti-Corruption Practices) - Add the following as new Clause 30:

“30.1
Each Party is now and has all the relevant times been in compliance with the laws of any country or jurisdictions that are applicable to the transaction contemplated herein and will remain in compliance with all such laws.

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30.2
Each Party has not taken and will not take any actions in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any government official (including any officer or employee of a government or government –controlled entity or instrumentality or of a public international organization, or any person acting in an official capacity for or behalf of any of the foregoing, or any political party or official thereof, or candidate for political office, all of the foregoing being referred to as “Government Officials”) or to any other person while knowing or having reason to know that all or some portion of the money or value will be offered, given or promised to a Government Official for the purpose of influencing official action or securing improper advantage in relation to the business of that Party.

30.3
No part of the payments or other value received by each party, directly or indirectly, from the other Party will be used by it or by any third party for any purpose which would cause a violation of the Law of any applicable jurisdiction by anyone.”

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SECTION II (c)

DEED OF GUARANTEE

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DEED OF GUARANTEE

BY

Jasper Explorer Private Limited a company incorporated in [insert place of incorporation] and having its registered office at [insert full address of registered office as listed on certificate of incorporation or Commercial Register] (called "the Guarantor")

RECITALS

A.
AGR Well Management Limited (ABN __ __ __) a company incorporated in the State of [_________] and having its registered office at [________________] (with its principals, successors and assigns called "the Company"), has contracted with:

Jasper Drilling Private Limited a company incorporated in [insert place of incorporation __________________] and having its registered office at [insert full address of registered office ___________________________]

(with its successors and assigns called the "Contractor") for the performance of the Works referred to and more specifically described in Contract No. AGR/C046/11 ("the Contract") for which the Contractor has committed to the delivery of same.

B.	It is a condition of the Company entering into the Contract that the Guarantor enter into, execute and deliver this Deed.

NOW THEREFORE THIS DEED WITNESSES:

1.
The Guarantor guarantees to the Company the full, prompt and complete performance and observance by the Contractor of all terms and conditions of the Contract and indemnifies the Company from and against all claims, losses, actions, damages, costs (including legal costs) and expenses suffered or incurred by the Company by reason of the Contractor's default, breach or non-performance or non-observance of any of those terms and conditions.

2.
If, in the Company's opinion, the Contractor defaults in or breaches or fails to perform or observe any of the terms and conditions of the Contract, the Guarantor will forthwith upon receipt of notice from the Company requiring it to do so, perform and observe all of those terms and conditions and thereafter will continue to perform and observe them until the termination of the Contract by the effluxion of time or otherwise.

3.
The Guarantor may, in fulfilling its obligations under this Deed, utilise the resources of any of its subsidiary or related corporations acceptable to the Company but the Guarantor always remains liable for the full, prompt and complete performance and observance of all terms and conditions of the Contract and of this Deed.

4.
This Deed shall continue to be in effect until all Contractor’s obligations under the terms and conditions of the Contract and all Guarantor’s obligations and liabilities arising under this Deed have been fully and completely performed, observed and satisfied.

5.
The Guarantor indemnifies the Company against all claims, losses, actions, damages, costs (including legal costs) and expenses that the Company may suffer or incur in connection with the Contract by reason of the Contractor being wound up (except for the purpose of reconstruction or amalgamation the terms of which have previously been approved in writing by the Company) or becoming insolvent or bankrupt or entering into a composition with its creditors or having a receiver/manager or liquidator appointed.

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6.
The Guarantor will not be discharged or released from any of its obligations or liabilities arising under this Deed by any arrangement made between the Company and the Contractor or by any variation or alteration of any kind to the terms and conditions of the Contract (including any extension, substitution or novation thereof) or by any forbearance whether as to payment, time, performance, observance or otherwise, whether with or without the Guarantor's knowledge or consent.

7.
Any notice or demand given to or made on the Guarantor must be in writing and either sent by facsimile transmission or registered post or delivered by hand.  A notice sent by facsimile transmission is conclusively deemed to be effective upon transmission provided that if received after the close of normal business hours, or on a Saturday, Sunday or public holiday, then the notice is effective on the opening of business on the next following business day of the recipient.  A notice sent by registered post or delivered by hand is effective upon receipt.

8.
This Deed and all questions arising in connection with it are governed by and will be construed according to the laws of England.  The Guarantor hereby submits and undertakes to cause the Contractor to submit to the authority of the courts having jurisdiction in England and the courts having jurisdiction in [enter name of country of domicile of Guarantor].  Any injunction, order or judgment issued or granted therefrom is enforceable within [enter name of country of domicile of Guarantor] and any other country which has an agreement with England or [enter name of country of domicile of Guarantor] to enforce any such injunction, order or judgment.

9.
The Guarantor waives any right to challenge this Deed or any action, proceeding or other process brought to enforce it in any collateral or ancillary action, proceeding or other process, whether the challenge is made directly or by way of declaratory judgment or otherwise.

10.
The Guarantor must ensure that this Deed is assessed for any stamp duty or other governmental charge or levy which may be required by the laws of the place of execution or other relevant jurisdiction and must bear the cost of such duty, charge or levy and any other costs, charges or penalties arising therefrom.

11.	If any provision in this Deed is voidable or unenforceable that provision will be severed and the rest of the Deed will remain in full force and effect.

12.
The Guarantor represents and warrants that it has the power and authority to make this guarantee, that the execution and delivery of this Deed has been duly authorised by proper corporate action, does not contravene any relevant statute or the terms of its memorandum and articles of association or any other undertaking to which it is a party or by which it is bound and that this guarantee is valid, binding and enforceable.

13.
Notwithstanding anything to the contrary contained in this Deed,  Guarantor’s obligations and liability under this Deed shall under no circumstances be greater than Contractor’s obligations and liabilities under the Contract, or any amendment or modification thereof.

IN WITNESS WHEREOF the Guarantor has executed this Deed on the ___ day of______ 2011

THE COMMON SEAL of	)
ENTER NAME OF GUARANTOR	) Jasper Explorer Private Limited
was hereunto affixed by	)
authority of the Board	)
of Directors in the	)
presence of :	)

Director:

Secretary:

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SECTION II (c)

ESCROW PRO-FORMA

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ESCROW AGREEMENT

THIS ESCROW AGREEMENT is made, and takes effect [INSERT DATE], on  among, whose registered office is located, , whose registered (respectively, the "Depositor" and the "Beneficiary"), and JPMORGAN CHASE BANK,  NATIONAL ASSOCIATION, acting through its LONDON BRANCH, located at 60 Victoria Embankment, London EC4Y 0JP (the "Escrow Agent", and together with the Depositor and Beneficiary, the "Parties").

WHEREAS

(A)
The Depositor and the Beneficiary have entered into an agreement for the provision of [INSERT AGREEMENT REFERENCE] known as the (the "Related Agreement") in which the Depositor has made certain covenants in favour of the Beneficiary (the "Undertakings").

(B)
The Depositor and the Beneficiary have agreed that an escrow account will be established to facilitate payment to the Beneficiary for work done and services provided in accordance with the requirements of the Related Agreement.

(C)	The Escrow Agent has agreed to provide certain services to the Depositor and the Beneficiary as set out in this Agreement.

NOW IT IS AGREED as follows:

1.	APPOINTMENT

The Depositor and the Beneficiary hereby appoint the Escrow Agent as escrow agent for the purposes set out in this Agreement, and the Escrow Agent accepts such appointment on the terms set out in this Agreement.  The Escrow Agent is authorised and regulated by the Financial Services Authority in the United Kingdom, and the provisions set out in Schedule 4 are included for the purpose of compliance with the FSA Rules (as defined in Schedule 4) and apply to this Agreement.

2.	ESCROW ACCOUNT

2.1	On or before [INSERT DATE], the Depositor will cause to be delivered [Amount words] [Amount figures] by wire transfer of funds into the Escrow Account.

2.2
The Escrow Agent will open an escrow account entitled “[Insert Name]” (the "Escrow Account") recording the relevant cash received by the Escrow Agent pursuant to Clause 2.1 of this Agreement ("Escrow Cash") and accept a deposit of the relevant cash into the Escrow Account.

2.3
The terms of the mandate of the Escrow Account shall be such that any part of the Escrow Cash can be withdrawn or transferred from it only on the authorisation of the Escrow Agent and instructions as to other matters relating to the Escrow Account can be given only by the Escrow Agent, provided that any such withdrawals, transfers and instructions shall be carried out in accordance with the provisions of this Agreement. During the currency of this Agreement, the Escrow Agent will not make any payment or deduction from the Escrow Cash held in the Escrow Account unless so instructed, or otherwise authorised, to do so in accordance with the terms of this Agreement.

2.4
The Escrow Agent may from time to time make use of agents and settlement systems inside or outside the UK (and including branches and affiliates of the Escrow Agent, and other entities in the same group as JPMorgan Chase & Co.) (Each an "Agent"), when providing any of its functions under this Agreement.

2.5	In no circumstances shall the Escrow Agent be required to make any payment from the Escrow Account where this would create a negative balance on the Escrow Account.

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3.	ESCROW CASH

3.1
The Escrow Agent shall be responsible for the collection of interest in respect of the Escrow Cash but in each case only where such act does not require the exercise of business discretion or does not constitute the giving of investment advice and provided always that any required information or documents relating to the Escrow Cash have been communicated or supplied to the Escrow Agent.

3.2
The Escrow Agent is authorised to deduct or withhold any sum on account of any Tax required or which in its reasonable view is required to be so deducted or withheld or for which it is in its reasonable view liable or accountable by law or practice of any relevant revenue authority of any jurisdiction and in each case in accordance with the Escrow Agent's usual and customary business practice.  In this Agreement, "Tax" means all present and future taxes, levies, imposts or duties (including value added taxes and stamp duties) whatsoever and wheresoever imposed. The Depositor and the Beneficiary will duly complete such Tax documentation as the Escrow Agent may reasonably request.  The Escrow Agent shall have no responsibility for making reclaims of tax on behalf of the Depositor or Beneficiary.

3.3
The Escrow Agent shall have no responsibility whatsoever under this Agreement for (i) the provision of any legal, tax, accounting, regulatory or investment advice, or (ii) for any administrative or supervisory matters, or the forwarding of any other information to the Depositor or the Beneficiary in respect of the Escrow Cash, other than as set out in this Agreement.

4.	ADMINISTRATION OF THE ESCROW CASH

4.1
During the term of this Escrow Agreement, the Escrow Cash shall be held by the Escrow Agent in a US Dollar interest-bearing demand deposit account. All payments by the Depositor into the Escrow Account under this Agreement shall be made by electronic funds transfer to the Escrow Account as designated in Schedule 3..

4.2	The Escrow Agent shall send statements containing details of the Escrow Cash to each of the Depositor and the Beneficiary on a monthly basis or otherwise as the Parties shall agree.

4.3	The Escrow Agent will not provide any valuation service regarding the Escrow Cash.

4.4
The Escrow Agent shall be entitled to liquidate any deposits held pursuant to this Agreement in order to provide funds necessary to satisfy any payments to be made under this Escrow Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any account in which Escrow Cash is held pursuant to this Agreement or any manner of holding Escrow Cash entered into pursuant to the instructions of the Depositor and Beneficiary, or as a result of any liquidation of any deposit prior to maturity, or for the failure of the parties to give instructions to the Escrow Agent regarding the Escrow Cash.

4.5
Escrow Cash held by the Escrow Agent will accrue interest on a daily basis.  Interest accruing in respect of the Escrow Cash shall be paid on the first Business Day of each month, following the month of accrual, retained in the Escrow Account and form part of the Escrow Cash.

5.	THE ESCROW AGENT

5.1
The duties and obligations of the Escrow Agent in respect of the Escrow Cash shall be determined solely by the express provisions of this Agreement.  The Escrow Agent shall have no knowledge of the terms and provisions of any separate agreement including the Related Agreement and shall have no responsibility for compliance by the Depositor or the Beneficiary with the terms of the Related Agreement, or any other agreement, or for ensuring that the terms of any such agreement are reflected in this Agreement.

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5.2
The Escrow Agent shall hold the Escrow Cash in accordance with this Agreement and, in particular, (but without limitation) shall not release any part of the Escrow Cash, except as provided in this Agreement.

5.3	The Escrow Agent shall be under no duty to take or omit to take any action with respect to the holding of, or any other matter relating to, the Escrow Cash except in accordance with this Agreement.

5.4
The Escrow Agent shall be under no duty to make recommendations to or advise the Depositor and/or the Beneficiary in connection with the Escrow Cash and the Escrow Agent shall hold Escrow Cash where instructed to do so by the Depositor or the Beneficiary in accordance with this Agreement on the basis that the Escrow Agent shall not be responsible for advising the Depositor and/or the Beneficiary as to the merits of any particular manner of holding Escrow Cash.

5.5
In the event of a change in any applicable law or regulatory requirement that affects the Escrow Agent’s performance of its obligations under this Agreement, the Escrow Agent may, with the prior written agreement of the other Parties, such agreement shall not be unreasonably withheld consult with legal, tax, accounting, and regulatory counsel of its own choice and shall have full and complete authorisation and protection for any action taken or omitted to be taken by it under this Agreement in good faith and in accordance with the opinion of legal, tax, accounting, or regulatory counsel. Subject to any applicable regulation and/or a formal request of any Party the Escrow Agent will provide such Party with such information obtained.

5.6	The Escrow Agent does not make any warranties, representations or other statements whatsoever in respect of:

(a)	the ability of either the Depositor or the Beneficiary (as the case may be) to transfer full legal and beneficial ownership of the Escrow Cash free from all liens, claims, charges and encumbrances; or

(b)
the enforceability of any rights or interests relating to the Escrow Cash, or whether it is appropriate, necessary or desirable to take or omit to take any action (including, without limitation, any form of registration) in relation to the Escrow Cash; or

(c)	any legal, tax, accounting, regulatory or investment issues arising in connection with the holding of the Escrow Cash,

and these matters shall be the exclusive concern of the Depositor and the Beneficiary.

5.7
In the event of any dispute between or conflicting claims by any person or persons with respect to the terms of this Agreement and if the Escrow Agent is uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to apply to a court of law to determine the rights of such persons and meanwhile at its option to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Cash or any obligations hereunder so long as such dispute or conflict shall continue.  The Escrow Agent shall not be liable or become liable in any way for its refusal to comply with such conflicting claims, or demands or instructions.  The Escrow Agent shall be entitled to refuse to act until such conflicting or adverse claims or demands shall have been: (i) finally determined by a non-appealable court order in a court of competent jurisdiction; or (ii) resolved by both the Beneficiary and the Depositor executing and delivering to Escrow Agent joint written instructions regarding the settlement of the dispute.

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5.8
The Depositor and Beneficiary hereby authorise the Escrow Agent to act hereunder notwithstanding that: (i) the Escrow Agent or any of its divisions, branches or affiliates may have a material interest in the transaction or that circumstances are such that the Escrow Agent may have a potential conflict of duty or interest including the fact that the Escrow Agent or any of its affiliates may: (a) provide brokerage or other services to other customers; (b) act in the same transaction as agent for more than one customer; (c) have a material interest in the relevant transaction; or (d) earn profits from any of the activities listed herein; or (ii) the Escrow Agent or any of its divisions, branches or affiliates may be in possession of information tending to show that the instructions received may not be in the best interests of the Depositor or Beneficiary, as the case may be, and the Depositor and Beneficiary agree that the Escrow Agent is not under any duty to disclose any such information.

5.9
The Escrow Agent shall be entitled to disclose any information relating to the Depositor or Beneficiary or the Escrow Cash as is required by any law, court, legal process, or banking or other regulatory or examining authorities (whether governmental or otherwise).

6.	FEES AND CHARGES

6.1
The fees of the Escrow Agent are as set out in Schedule 1.  The Escrow Agent shall give both the Depositor and the Beneficiary one month's notice of any change to the basis of the fees charged by it; provided, however, that the Escrow Agent’s fees shall not be increased during the first year of the term of this Agreement.

6.2
The Depositor shall be solely liable to pay to the Escrow Agent its fees (plus any Value Added Tax thereon) charged for services rendered in connection with this Agreement and, subject to the prior written approval of the Depositor, to reimburse to the Escrow Agent on a full (after-Tax) indemnity basis all reasonable and documented expenses (including any Value Added Tax thereon) incurred in order to comply with the terms of this Agreement or any applicable legal, tax, accounting or regulatory requirements (including, without limitation, any fees of counsel pursuant to clause 5.5), forthwith on receipt of a periodic invoice detailing the same.  All such fees and expenses may be charged to the Escrow Account.

6.3
If the Depositor defaults in paying to the Escrow Agent any amount when it is due, the Depositor shall be liable to pay interest to the Escrow Agent on such unpaid amount at the rate of 2% (two percent) per annum above LIBOR from time to time.  For the purposes of this paragraph, "LIBOR" means the rate at which overnight deposits in the relevant currency and in an amount comparable to the relevant unpaid amount referred to in this clause 6.3 are offered by the Escrow Agent to prime banks in the London Inter-bank market at or about 11 a.m. (London time) on each Business Day.  "Business Day" means any day (other than a Saturday, Sunday or any day on which the Escrow Agent is authorised or required by law or executive order to remain closed) on which banks are open in London for the transaction of business (and also, in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Agreement).

6.4	The Escrow Agent may share its fees with persons connected with the Escrow Agent, as identified in Clause 2.4 of this Agreement.

6.5
Any bank or other charges arising on or in connection with the Escrow Cash and/or the Escrow Account shall be charged to the Escrow Account.  The Escrow Agent shall be entitled to debit the Escrow Account to the extent necessary to provide funds to pay any such bank or other charges and/or any fees and expenses as are referred to in clause 6.1 and clause 6.2.

7.	INSTRUCTIONS FROM THE DEPOSITOR AND THE BENEFICIARY

7.1
Any and all instructions from either the Depositor or the Beneficiary to the Escrow Agent in accordance with clause 14 shall be given by its Authorised Officer.  Subject to clauses 7.2 and 7.3 and unless specified otherwise in this Agreement, the Escrow Agent shall act only on instructions given or purporting to be given by each of the Depositor and the Beneficiary either by post or facsimile transmission. “Authorised Officer" means the person or persons signing this Agreement on behalf of the Depositor and Beneficiary or those persons designated in Schedule 2 or any person from time to time nominated as an Authorised Officer by the Depositor or the Beneficiary (as the case may be) by notice to the Escrow Agent, such notice to be accompanied by a certified copy of the signature of any such person so nominated.

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7.2
Any instructions given or purporting to be given in accordance with clause 14 by each of the Depositor and the Beneficiary, notwithstanding any error in transmission or that such instructions may prove not to be genuine, shall be conclusively deemed to be valid instructions from each of the Depositor and the Beneficiary to the Escrow Agent for the purpose of this Agreement if reasonably believed by the Escrow Agent to be genuine provided, however, that the Escrow Agent may decline to act on any such instructions where in the reasonable view of the Escrow Agent they are insufficient, incomplete, inconsistent as between the Depositor and the Beneficiary or are not received by the Escrow Agent in sufficient time to act thereon or in accordance therewith provided further that, other than by reason of the fraud, negligence or wilful default of the Escrow Agent, the Depositor and the Beneficiary shall be jointly and severally responsible for any loss, claim or expense incurred by the Escrow Agent for carrying out or attempting to carry out any instructions of the Depositor and/or the Beneficiary. The Escrow Agent shall be under no duty to enquire into or investigate the validity, accuracy or content of any instruction given in accordance with clause 14.

7.3
In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement) in accordance with the provisions of clause 14, whether by facsimile or otherwise, the Escrow Agent is authorised (but not obligated) to seek confirmation of such instructions by telephone call-back to the person or persons designated in Schedule 2, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated.  Each funds transfer instruction shall be executed by an Authorised Officer.  Each of the signatories to this Agreement for, respectively, the Depositor and the Beneficiary, is authorized to certify that the signatories in Schedule 2 are authorised signatories for, respectively, the Depositor and the Beneficiary.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

7.4
The Escrow Agent need not act upon instructions which it reasonably believes to be contrary to applicable law or regulation but is under no duty to investigate whether any instructions comply with any applicable law or regulation.

8.	LIABILITIES OF THE ESCROW AGENT

8.1
Neither the Escrow Agent, its affiliates, nor any of their directors, officers or employees, shall be liable to either the Depositor or the Beneficiary for any expense, loss or damage suffered by or occasioned to either the Depositor or the Beneficiary:

(i)
by reason of any action taken or omitted to be taken by any one or all of the Escrow Agent, its affiliates, agents, or any directors, officers, employees or agents of such persons pursuant to this Agreement or in connection therewith; or

(ii)	in the event of any loss, damage, destruction or mis-delivery of or to the Escrow Cash howsoever caused; or

(iii)	by any act or omission of any person not affiliated with the Escrow Agent,

unless caused by the fraud, negligence or wilful default of the Escrow Agent or its affiliates, agents or any directors, officers, agents or employees of such persons, in which event the extent of the liability of the Escrow Agent shall be limited to the market value of the Escrow Cash immediately prior to the loss, and in no circumstances shall the Escrow Agent be liable under this Agreement or for obligations relating to this Agreement (including, without limitation, obligations in tort) for any indirect, special, punitive or consequential loss or damages, even if the Escrow Agent has been advised of the possibility of such loss or damages, or for any loss of profit, good will or opportunity.

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8.2
Notwithstanding Clause 8.1, neither the Escrow Agent, its affiliates, nor any of their directors, officers or employees, shall in any circumstances be liable to either the Depositor or the Beneficiary for any expense, loss or damage suffered by or occasioned to either the Depositor or the Beneficiary by:

(i)	the insolvency of any Agent or other entity (other than the Escrow Agent or its affiliates); or

(ii)	any act, omission or insolvency of any settlement system; or

(iii)
the Escrow Agent acting on what it in good faith believes to be instructions or in relation to notices, requests, waivers, consents, receipts, or other documents which the Escrow Agent in good faith believes to be genuine and to have been given or signed by the appropriate parties in accordance with this Agreement; or

(iv)
the general risks of investing, or investing or holding assets in a particular country, including, but not limited to, losses arising from nationalisation, expropriation or other governmental actions; regulations of the banking or securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or affecting the value of assets; or

(v)
any forces beyond the control of the Escrow Agent, including, but not limited to, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

8.3
Nothing in this Agreement (including clauses 5.1, 8.1 and 8.2) is intended to exclude or restrict any duty or liability of the Escrow Agent to the Depositor or the Beneficiary: (a) in respect of fraud on the part of the Escrow Agent or its affiliates, agents, or any directors, officers, agents or employees of such persons (b) in respect of death or personal injury arising from any failure on the part of the Escrow Agent to take reasonable care or exercise reasonable skill.

8.4
For the purposes of this Clause 8: (a) "consequential loss or damage" means loss or damage of a kind or extent which was not reasonably foreseeable at the time this Agreement was entered into as a serious possibility in the event of the breach of obligation in question; and (b) "special loss or damage" means loss or damage of a kind or extent which arises from circumstances special to the party claiming for loss and not from the ordinary course of things, whether or not those circumstances were known to the Escrow Agent either at the time this Agreement was entered into or later.

9.	INSURANCE

The Escrow Agent shall be under no duty or obligation to insure the Escrow Cash against any risk (including without prejudice to the generality of the foregoing, the risk of loss, damage, destruction or mis-delivery) to the Escrow Cash or any part thereof howsoever caused.

10.	INDEMNITY

10.1
The Depositor and the Beneficiary jointly and severally hereby irrevocably and unconditionally agree on demand to indemnify, and keep fully and effectively indemnified, (and on an after-Tax basis) the Escrow Agent, and its directors, officers, agents and employees (the "indemnitees") against all costs, claims, losses, liabilities, damages, expenses, fines, penalties, Tax and other matters ("Losses") which may be imposed on, incurred by or asserted against the indemnitees or any of them:

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(i)	in respect of the following of any instruction or other directions upon which the Escrow Agent is authorised to act or rely pursuant to the terms of this Agreement; and

(ii)
as a result of a breach by Depositor or Beneficiary (or their agents) of their respective obligations, warranties or representations under this Agreement, or otherwise arising under or in connection with this Agreement or the performance of the Escrow Agent's obligations (including, without limitation, the costs of the Escrow Agent defending itself successfully against alleged fraud, negligence or wilful default), save in respect of the fraud, negligence or wilful default of the Escrow Agent or its affiliates, agents, or any directors, officers, agents or employees of such persons and save in respect of loss arising from the action of any indemnitee for which the Escrow Agent is liable pursuant to, and in accordance with, this Agreement.

10.2
The Escrow Agent shall have, and is at any time entitled to exercise, rights of set-off against (or otherwise to make a deduction from) the Escrow Cash, in relation to any payment due to the Escrow Agent under this Agreement in respect of any indemnification, compensation, expenses or fees.

11.	WARRANTIES

11.1	Each of the Depositor and the Beneficiary hereby warrants and undertakes to the other on a continuing basis that:

(a)	it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	it is duly authorised and has taken all necessary action to allow it to enter into and perform this Agreement and the transactions contemplated hereby;

(c)	the person signing this Agreement on its behalf is duly authorised so to act;

(d)
it has obtained all authorisations of any governmental authority or regulatory body required in relation to it in connection with this Agreement and such authorisations remain in full force and effect;

(e)
the execution, delivery and performance of and the transactions to be effected under this Agreement will not violate any law, regulation, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected and it is not restricted under the terms of its constitution or in any other manner from performing its obligations hereunder; and

(f)
it will keep this Agreement confidential, subject to any request of a Regulator or any other competent authority or if compelled at law, and other than where disclosure is required by law or regulation will only disclose it (or any part of it) with the prior written consent of the Escrow Agent and the other Party.

11.2	The Escrow Agent hereby warrants and undertakes that:

(a)	it is duly incorporated, established or constituted (as the case may be) and validly existing under the laws of its country of incorporation, establishment or constitution (as the case may be);

(b)	the person signing this Agreement on its behalf is duly authorised so to act; and

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(c)
it will keep this Agreement confidential, subject to any request of a Regulator or any other competent authority or if compelled at law, and other than where disclosure is required by law or regulation will only disclose it (or any part of it) with the prior written consent of the other Parties.

12.	TERMINATION

12.1
The Depositor and the Beneficiary may acting jointly terminate this Agreement by giving written notice to the Escrow Agent.  Following the giving of termination notice in accordance with this clause 12.1, and subject to the rights of the Escrow Agent under clause 12.2, the Escrow Agent shall on the written instructions of both the Depositor and the Beneficiary promptly transfer all the Escrow Cash to such person or persons as the Depositor and the Beneficiary shall direct whereupon the Escrow Account shall be closed.

12.2
On termination, the Escrow Agent shall be entitled to deduct such amount from the Escrow Cash as is necessary to cover any amount due and owing to the Escrow Agent under this Agreement together with all and any costs and expenses which have been incurred in connection with the termination of this Agreement. 12.3Termination shall be without prejudice to the rights of the Escrow Agent under clause 10, or any outstanding transactions which shall be completed before the transfer of the Escrow Cash in accordance with clause 12.1.  Upon delivery of the Escrow Cash by the Escrow Agent in accordance with instructions given in accordance with this Agreement, but subject to the rights of the Escrow Agent under clause 12.2, this Escrow Agreement shall terminate automatically.

13.	RESIGNATION OF THE ESCROW AGENT

13.1
The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice in writing of such resignation specifying a date when such resignation shall take effect; provided, however, that the Escrow Agent shall not resign during the first year of the term of this Agreement unless such resignation is required by applicable law or regulatory requirement.  Following the giving of resignation notice in accordance with this clause 13.1, and subject to the rights of the Escrow Agent under clause 13.2, the Escrow Agent shall, on the written instructions of the Beneficiary, promptly transfer all the Escrow Cash to such successor escrow agent (which must be a financial institution) as the Beneficiary shall direct whereupon the Escrow Account shall be closed, provided that such closure shall be without prejudice to the rights of the Escrow Agent under clause 10.  If the Escrow Agent resigns during the first year of the term of this Agreement, the Escrow Agent shall refund to the Depositor the full amount of the Account Acceptance Fee and Annual Administration Fee shown in Schedule 1 of this Agreement.  If the Escrow Agent resigns during the second year of the term of this Agreement, the Escrow Agent shall refund to the Depositor on a pro rata basis the Annual Administration Fee shown in Schedule 1 of this Agreement.

13.2	On resignation, the Escrow Agent shall be entitled to deduct such amount from the Escrow Cash as is necessary to cover any amount due and owing to the Escrow Agent under this Agreement.

14.	DISBURSEMENT OF ESCROW CASH

14.1
The Escrow Agent is hereby authorised and instructed to and shall make disbursements of all or any part of the Escrow Cash in one or more of the following circumstances (and not in any other circumstances, save as expressly set out in this Agreement):

(a)	upon receipt of and in accordance with a certificate, signed by an Authorised Officer of the Beneficiary and Depositor in the form contained in Schedule 5; or

(b)	upon receipt of and in accordance with written instructions signed by an Authorised Officer of the Depositor and an Authorised Officer of the Beneficiary; or

(c)	as permitted by this Agreement, to the Escrow Agent; or

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(d)	as ordered by a court of competent jurisdiction, in accordance with the written terms of such order; or

(e)	upon receipt of a Certificate of Completion in the form contained in Schedule 6, signed by an Authorised Officer of the Beneficiary, the Escrow Cash shall be paid to the Depositor.

The Escrow Agent hereby covenants that it will not release the Escrow Cash (or any portion thereof) to any person or entity except as herein provided.

14.2	Payments

All payments by the Escrow Agent under this Agreement shall be made by electronic funds transfer to the relevant Party’s Nominated Account as designated in Schedule 3. The Depositor or the Beneficiary may change its Nominated Account by providing written notice thereof to the Escrow Agent, but such written notice must be signed by an Authorised Officer of the relevant Party.  The Escrow Agent shall effect payments of principal and/or interest only after any deduction for or on account of any bank charges or, in the case of interest only, any deduction of taxation required by law.

14.3	Certificate of Completion

After completion of all payment obligations by the Depositor to the Beneficiary under or pursuant to or in connection with the Related Agreement, the Beneficiary shall promptly issue a Certificate of Completion in the form contained in Schedule 6 to the Escrow Agent confirming that all payment obligations under, pursuant to or in connection with the Related Agreement have been fulfilled by the Depositor, and the Escrow Agent shall promptly pay into the Depositor’s Nominated Account the Escrow Cash.

15.	SEVERANCE

If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable manner so as to achieve, without illegality, the intention of the Parties with respect to that severed provision.  Save where the context requires otherwise, all references to clauses and Schedules are to the clauses of and the schedules to this Agreement, and words importing the singular number shall include the plural and vice versa.  All headings appear for convenience only and shall not affect the interpretation hereof.

16.	NOTICES

16.1	Any notice or communication under or in connection with this Agreement shall:

(a)	be in writing and addressed as follows:

(i)	Escrow Agent

Address:	JPMorgan Chase Bank, National Association, London Branch
60 Victoria Embankment
London
EC4Y 0JP

Fax No.:	020 31391897

For the attention of:  Escrow Administration

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(ii)	Depositor

Address:

Fax No:

Tel No:

For the attention of:

(iii)	Beneficiary

Address:

Fax No:

Tel No:

For the attention of:

(b)	be signed by the sender or, in the case of each of the Depositor and the Beneficiary, an Authorised Officer of the sender; and

(c)	unless there is evidence to the contrary, be deemed to have been duly given or made:

(i)	upon delivery if delivered personally;

(ii)	upon confirmed transmission if sent by fax;

(iii)	on the next Business Day if sent by overnight courier; or

(iv)
four (4) Business Days after mailing if sent by prepaid registered post, return receipt requested, to the appropriate notice address set forth above or such other address as any party hereto may have furnished to the other parties in writing by registered post, return receipt requested.

16.2	Notwithstanding the foregoing:

(a)
in the case of communications delivered to the Escrow Agent pursuant to clause 16.1(c)(iii) or (iv), such communications shall be deemed to have been given only on the date received by the Escrow Agent; and

(b)
in the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent considers appropriate.

17.	ASSIGNMENT

17.1
Subject to clause 17.2, each of the Depositor, the Beneficiary and the Escrow Agent agrees that it shall not charge, assign or transfer all or any of its rights or obligations hereunder (including, for the avoidance of doubt, any rights and interest in the Escrow Cash) without the prior written consent of the other Parties.

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17.2
Notwithstanding clause 17.1, any corporation into which the Escrow Agent shall be merged or with which it shall be consolidated, or any company resulting from any such merger or consolidation, shall be party to this Agreement as Escrow Agent, and shall succeed to all rights and obligations of the Escrow Agent under this Agreement, without executing or filing any paper or document or any further act on the part of the parties to this Agreement.

18.	NON-WAIVER

No failure or delay by any Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

19.	SUBMISSION TO JURISDICTION

19.1
For the benefit of the Escrow Agent, each of the Depositor and the Beneficiary agrees that the courts of England and Wales are to have non-exclusive jurisdiction to settle any disputes which may arise in connection with the legal relationships established by this Agreement (including without limitation, claims for set-off or counterclaim) or otherwise arising in connection with this Agreement.

19.2	Each of the Depositor and the Beneficiary irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds.

19.3	Each of the Depositor and the Beneficiary irrevocably consents to service of process by mail or in any manner permitted by the relevant law.

19.4	This clause 18 shall take effect notwithstanding the frustration or other termination of this Agreement.

20.	GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English law.

21.	COUNTERPARTS

This Agreement may be executed in one or more counterparts each signed by one or more parties and such counterparts shall together constitute one agreement.

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SCHEDULE 1

FEES

Account Acceptance Fee                      [waived]

Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee                         [$3,500]

The Administration Fee covers the Escrow Agent’s usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and, if the term of the Agreement extends beyond one year, annually in advance thereafter, without pro-ration for partial years.

Fees to be paid upon execution of the agreement to;

Bank:   JPMorgan Chase

Address            New York

Account Number [Insert Account Number]

Account Name              JPMorgan Chase London

Swift ID          CHASUS33

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SCHEDULE 2

Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions

If to Depositor:

	Name	Telephone Number	Signature

1.

2.

3.

If to Beneficiary:

	Name	Telephone Number	Signature

1.

2.

3.

Telephone call-backs shall be made to each Depositor and Beneficiary if joint instructions are required pursuant to this Escrow Agreement. All funds transfer instructions must include the signature of the person(s) authorising said funds transfer which must not be the same as the person confirming said transfer.

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SCHEDULE 3

Beneficiary’s Nominated Account:

Bank:
City:
Country:
Swift ID:
ABA Number:
Account Name:
Account Number:
Reference:

Depositor’s Nominated Account:
Bank:
Account number:
Sort code:
IBAN:
SWIFTBIC:

Escrow Account:

Pay to:	JPMorgan Chase Bank, N.A. New York (CHASUS33)
Under direct SWIFT advice to JPMorgan Chase Bank, N.A.,
CHASGB2L
For the account of:
For further credit to:
IBAN:

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SCHEDULE 4

1.
All Escrow Cash held by the Escrow Agent in the Escrow Account is held by the Escrow Agent in an account with itself as banker rather than as trustee, and therefore will not be held in accordance with the client money rules of the FSA (the Financial Services Authority, and any successor or replacement organisation, following amalgamation, merger or otherwise, recognised under the Financial Services and Markets Act 2000 (including any statutory modification or re-enactment thereof or any regulations or orders made thereunder) by which the Escrow Agent is for the time being regulated or authorised).

Any reference in this Agreement to the "FSA Rules" means the rules of the FSA as set out in the FSA's Handbook of Rules and Guidance as amended, varied or substituted from time to time.  Where the Escrow Agent is for the time being subject to any FSA Rules in the provision of services pursuant to this Agreement (including without limitation, in relation to the appointment of agents) the rights and obligations of the Escrow Agent under the provisions of this Agreement shall be read and construed as subject to and permitted by such Rules, and the provisions of this Agreement shall be limited accordingly.

2.
Nothing in the Agreement (including clauses 5.1, 8.1 and 8.2) is intended to exclude or restrict any duty or liability of the Escrow Agent to the Depositor or the Beneficiary which the Escrow Agent is not permitted to exclude or restrict by the Financial Services and Markets Act 2000 or the FSA Rules.

3.	COMPENSATION; COMPLAINTS

3.1
Under the Financial Services and Markets Act 2000 ("FSMA"), a compensation scheme was created called the Financial Services Compensation Scheme (the "Scheme") operated by the Financial Services Compensation Scheme Limited (the "FSCS"). The terms of the Scheme offer protection in connection with deposits in the event of the persons to whom the Escrow Agent provides services suffering a financial loss as a direct consequence of the Escrow Agent being unable to meet any of its liabilities. Subject to the terms of the Scheme, at the date of this Agreement the limit on the maximum compensation sum payable by the Scheme in relation to deposits is £50,000.

3.2
A detailed description of the Scheme (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS which can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN (or from its website at www.fscs.org.uk).

3.3
All formal complaints should be made in writing to the Escrow Administration Team of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, London Branch at the address set out on the first page of this Agreement.  Pursuant to FSMA, there is also a complaints scheme called the Financial Ombudsman Service ("FOS").  The FOS operates independently of the FSA.  In the event that a client has any complaint, which remains unresolved, in relation to the services that the Escrow Agent  provides to it under this Agreement, such client may have a right to refer its complaint to the FOS for independent determination.

3.4
A detailed description of the FOS (including information as to how to make a claim, eligibility criteria and the procedures involves) is available from the FOS which can be contacted at South Quay Plaza, 183 Marsh Wall, London, E14 9SR (or from its website at www.financial-ombudsman.org.uk).

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SCHEDULE 5

This Certificate is being delivered pursuant to that certain Escrow Agreement dated [ ● ] (the “Escrow Agreement”) (the “Depositor”), (the “Beneficiary”) and JPMorgan Chase Bank, National Association, London Branch (the “Escrow Agent”).
Words used in this Certificate have the meaning given in the Escrow Agreement.

For the purposes of and pursuant to Clause 14.1(a) of the Escrow Agreement, the undersigned hereby certifies on behalf of the Beneficiary as follows:

1.	I am an Authorised Officer of the Beneficiary/Depositor.

2.
The amount of ____________ is due and owing under the attached invoice (the “Invoice”) and has been approved by the Depositor for payment in respect of completed obligations under, pursuant to or in connection with the Related Agreement and is not the subject of a dispute under the Related Agreement.

3.	The amount due under the Invoice does not exceed the amount owing to the Beneficiary, as of the date hereof, under, pursuant to or in connection with Related Agreement.

4.	The Beneficiary has provided the Depositor with a copy of the Invoice, which is evidence of its intent to draw under the Escrow Agreement.

5.	The amount to be released from the Escrow Account and paid to the Beneficiary’s Nominated Account is [U.S. DOLLARS [WORDS] [US$[FIGURES])]).

For and on behalf of the [Beneficiary]

Name:
Date:

For and on behalf of the [Depositor]

Name:
Date:

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SCHEDULE 6

This Certificate is being delivered pursuant to that certain Escrow Agreement dated [ ● ] 2009 (the “Escrow Agreement”) between (the “Depositor”),  (the “Beneficiary”) and JPMorgan Chase Bank, National Association, London Branch (the “Escrow Agent”).
Words used in this Certificate have the meaning given in the Escrow Agreement.

We confirm that all payment obligations under, pursuant to or in connection with the Related Agreement have been fulfilled by the Depositor.
We instruct the Escrow Agent to pay the Escrow Cash to the Depositor’s Nominated Account.

For and on behalf of the [Beneficiary]

Name:
Date:

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SECTION III

REMUNERATION

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PART A – PREAMBLES

1.	General

1.1
Any expenditure of whatsoever nature incurred by the CONTRACTOR in order to operate and maintain the CONTRACTOR’s equipment and perform the WORK, for which responsibility has not been assumed in the CONTRACT by the COMPANY, shall be a cost to be borne by the CONTRACTOR.

1.2
All rates are in United States (US) Dollars and, except as otherwise provided in this CONTRACT, are fixed and firm for the duration of the CONTRACT.  In the event the duration of the CONTRACT is extended in accordance with Clause 6(b) of Appendix 1.1 to Section I, the dayrates herein set forth shall be revised by mutual agreement.

Furthermore:

(a)	if the cost of insurance premiums increases as provided for in the CONTRACT; or

(b)
if the CONTRACTOR is obliged by national requirements in the OPERATIONAL AREA to augment/alter its personnel complement and/or provide additional training/certification for same, subject to the CONTRACTOR consulting with and obtaining the agreement of the COMPANY prior to implementation;

and this results in a direct increase in CONTRACTOR’s costs then, subject to documentary evidence of such costs being incurred and paid by the CONTRACTOR, the COMPANY shall reimburse the CONTRACTOR for same.

1.3
All rates are exclusive of Republic of Guinea taxes and COMPANY shall reimburse CONTRACTOR for all Republic of Guinea taxes incurred in connection with the CONTRACT on receipt by COMPANY of relevant invoice(s) together with copies of the appropriate tax receipts or other documentary proof satisfactory to the taxing authorities evidencing payment of such taxes.

Furthermore, where CONTRACTOR incurs costs in relation to customs and excise duties or fees in the Republic of Guinea, COMPANY shall reimburse CONTRACTOR for all such costs incurred in connection with the CONTRACT on receipt by COMPANY of relevant invoice(s) together with copies of the appropriate receipts or other documentary proof satisfactory to the COMPANY evidencing payment of such customs and excise duties or fees.  COMPANY shall make available to CONTRACTOR any exemption certificates that may be available for the purposes of obtaining dispensation from customs and excise duties or fess in the Republic of Guinea.

1.4
All references to clauses in the following rates are for those contained in LOGIC (formerly CRINE) General Conditions of Contract for Mobile Drilling Rigs Edition 1 – December 1997, as amended in accordance with this CONTRACT.

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1.5
All invoices submitted on the basis of the rates detailed below shall be supported by COMPANY-approved daily drilling reports, personnel timesheets, plant sheets and shipping manifests where applicable.

1.6	Invoices shall be submitted by the CONTRACTOR to the COMPANY within thirty (30) days of the end of each calendar month for WORK carried out in such calendar month.

2.	Payment

2.1
Each invoice shall quote the CONTRACT number and, as appropriate, reference to location (rig, installation name etc.), well number or other such information as the COMPANY may require as notified to CONTRACTOR in writing in advance.  The invoice in question shall be accompanied by COMPANY approved time records and/or other documentation as required under the CONTRACT to verify the correctness of the items invoiced.

2.2
Any payment made by the COMPANY hereunder, including the final billing where appropriate, shall not prevent the COMPANY or CONTRACTOR from filing claims or prejudice either Party right to recover the amount of such claims however they may have arisen.

2.3	In accordance with Clause 13 of the CONTRACT, the address to which CONTRACTOR’s invoices should be sent is:

Accounts Payable
AGR Well Management Limited
Union Plaza
1 Union Wynd
Aberdeen
AB10 1SL

Each invoice shall:

(a)	bear the CONTRACT number and any amendment number; and

(b)	be accompanied by supporting evidence as required by the CONTRACT.

2.4	The above provisions shall apply in all cases unless specifically waived by the COMPANY, in writing, in accordance with Clause 13 of Section II (a), General Conditions of Contract.

2.5	Payments to the CONTRACTOR shall be made to the CONTRACTOR’s nominated bank account as follows:

Beneficiary Name:	Jasper Drilling Pte Ltd
Bank Name:	United Overseas Bank Limited, Singapore
Bank Code:	7375
Branch Code:	001
Account Number:	450-900-908-7
Swift Code:	UOVBSGSG

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3.	Personnel

3.1	Except as otherwise provided herein, the personnel rates detailed herein shall be deemed to include but not be limited to the following:

(a)	the CONTRACTOR’s liability as Employer;

(b)	salaries, National Insurance, bonus payments, pensions, holiday contributions, severance payments, medical expenses, sick pay and other employee benefits arising from the employment of personnel;

(c)	all hours worked including any night-shift premium but excluding overtime worked at the COMPANY’s request;

(d)	personnel working equipment (including but not limited to protective clothing);

(e)	PAYE deductions;

(f)	any increase in (b) above payable during the term of this CONTRACT except where such increases are due to a change in legislation;

(g)	any offshore safety training/medical certification costs required by law or by CONTRACTOR’s training matrix;

(h)	except as otherwise provided in this CONTRACT, mobilisation/demobilisation costs to/from the COMPANY’s designated heliport/supply base;

(i)	insurance provisions as specified in Clause 19.2 of Section II (a), General Conditions of Contract, except due to any increase in premiums as provided for in the CONTRACT.

(j)	overhead and profit; and

(k)	except as provided by clause 17.3 of Section II (a), General Conditions of Contract, all costs of whatsoever nature incurred by the CONTRACTOR in the administration of the CONTRACT.

3.2
Subject to normal operating requirements, the COMPANY will transport personnel between the designated heliport, and the DRILLING UNIT.  Such transportation shall at all times be arranged at the COMPANY's discretion.  Transportation of CONTRACTOR personnel from their point of origin to the designated heliport shall be the responsibility and to the cost of the CONTRACTOR.

3.3
In the event of any delay in departure from the COMPANY designated heliport to the DRILLING UNIT, CONTRACTOR’s personnel shall remain at the COMPANY designated heliport on standby until stood down by the COMPANY.

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Should such delay result in personnel remaining on standby at the COMPANY designated heliport and as a consequence lead to an overnight delay, the COMPANY may, at its discretion, temporarily dismiss such personnel and instruct that they report back to the COMPANY designated heliport at a later date.  All costs reasonably incurred by the CONTRACTOR as a direct result of such a delay, including accommodation, meals, travel etc., shall be reimbursed to the CONTRACTOR by the COMPANY including costs incurred by personnel temporarily dismissed until instructed to report back to the COMPANY designated heliport.  The COMPANY shall also reimburse the overtime costs incurred by CONTRACTOR’s personnel held over on the DRILLING UNIT as a result of any delay.

3.4
Except as otherwise provided in this CONTRACT, the COMPANY shall not be liable for any costs prior to the scheduled check-in time or subsequent to the disembarkation of personnel at the COMPANY designated heliport.

4.	Miscellaneous

4.1	The parties agree that:

(a)
fuel in the fuel tank(s) of the DRILLING UNIT on delivery of the DRILLING UNIT to a point five hundred metres (500m) from the COMPANY’s first well location shall be invoiced at the last purchase price by the CONTRACTOR to the COMPANY within thirty (30) days of the COMMENCEMENT DATE; and

(b)
fuel remaining in the fuel tank(s) of the DRILLING UNIT on the date the DRILLING UNIT is off hire shall be credited at the last purchase price by the CONTRACTOR to the COMPANY within thirty (30) days of off hire date.

4.2	Except as otherwise provided herein all of the rates, sums and prices in Part B hereunder shall be deemed to fully include the following costs which are the responsibility of the CONTRACTOR:

•	all overheads and insurances;

•	all salary and payroll burdens;

•	any associated printing and processing work;

•	all tools and equipment required for the performance of the WORK as specified in Section IV (b), Rig Specification;

•	all related medical expenses;

•	any requirements for training to the level of the CONTRACTOR’s training matrix;

•	all personnel protective clothing needed for the WORK for the CONTRACTOR’s personnel;

•	all personnel mobilisation and demobilisation costs to/from the COMPANY designated heliport;

•	communications for the CONTRACTOR only;

•	personnel as per the Personnel Listing as provided in Section IV (d), Personnel;

•	accommodation messing and utilities; and

•	all management.

For the avoidance of doubt, all of the rates, sums and prices in Part B hereunder are exclusive of all Republic of Guinea taxes.

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PART B – RATES, SUMS AND PRICES

5.	REMUNERATION

5.1	The COMPANY shall compensate the CONTRACTOR for the performance of the WORK as per the Scope of Work set out in Section IV and in accordance with the rates and charges in this Part B of Section III.

TABLE A - DRILLING UNIT RATES
Description	Amount US$
Operating Rate (OR) for the first firm and first and second option wells	245,000/day
Standby Rate	232,750/day
Moving Rate between wells	232,750/day
Force Majeure Rate	208,250/day
Repair Rate - First Well	Zero
Repair Rate - Subsequent Wells – first 24 hours	183,750/day
Repair Rate - Subsequent Wells – after 24 hours	Zero
Redrill Rate	208,250/day
Waiting on Weather Rate	232,750/day
Lump Sum Mobilisation Fee	3,600,000
Lump Sum Demobilisation Fee	950,000

With respect to the declaration of option wells in excess of the two (2) noted above, the Parties shall mutually agree prior to the declaration of each option well, as appropriate, rate adjustments to reflect the WORK to be performed and prevailing market conditions.

Table B – MISCELLANEOUS
Description	Amount	Comment
Force Majeure Period	7 days
COMPANY Persons FOC	20	Refer 5.2 (k) below
Accommodation (including meals) - rate per person over and above fifteen (15) COMPANY personnel	95/day	Refer 5.2 (k) below
Ad hoc meals for additional persons above fifteen (15) COMPANY personnel	15/meal	Refer 5.2 (k) below
Handling Charges for procurement < $40,000	5%	As per Clause 7.2 of Section II (a), General Conditions
Handling Charges for procurement > $40,000	3%	As per Clause 7.2 of Section II (a), General Conditions

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5.2	DAILY RATES

The following “Daily Rates” shall be payable in the circumstances set out below, provided that in no event shall more than one Daily Rate (excluding additional personnel rates, overtime rates and the Meals and Accommodation Rate in Clause 5.2 (k) below) shall be payable to the CONTRACTOR in respect of the same time period:

(a)	Operating Rate

The COMPANY shall at all times pay the CONTRACTOR the Operating Rate once the DRILLING UNIT has arrived at the COMPANY’s first well location, its transponders are laid on the ocean floor, the DRILLING UNIT is at drilling draft, all Dynamic Positioning (DP) trials are successfully completed and the DRILLING UNIT is ready in all respects to spud the COMPANY’s first firm well in Republic of Guinea waters, except for those days or part thereof during which any of the other rates quoted in Clauses 5.2(b) to 5.2(h) (inclusive) of this Section III are applicable;

(b)	Standby Rate

The COMPANY shall pay the CONTRACTOR the Standby Rate in the following circumstances:

(i)
upgrades or modifications (and reinstatement thereof if required by the CONTRACTOR) to the DRILLING UNIT to meet any requirements of the COMPANY in addition to the specification set out in Section IV (b) of this CONTRACT where such upgrades or modifications are carried out on location;

(ii)	during loading/unloading of COMPANY GROUP materials and equipment where the COMMENCEMENT DATE is delayed;

(iii)	during the conduct of any inspection by the COMPANY;

(iv)	waiting on access to the COMPANY’s location(s);

(v)	delay in the granting of necessary Government approvals and/or licences, unless this delay is directly due to the CONTRACTOR’s fault in which case no payment shall be made to the CONTRACTOR;

(vi)
as a result of an act, instruction or omission of the COMPANY, failure to issue instructions, without limitation, the failure, loss, destruction or damage of COMPANY GROUP equipment and materials or repair thereof or failure to supply or delay in supplying such equipment and materials or services as required to be provided by the COMPANY under the terms of the CONTRACT where any such failure, loss or destruction delays the CONTRACTOR’s WORK.

(vii)
during any period when operations are suspended to repair the Drilling Unit or other Contractor’s items as result of Force Majeure or due to blowout, fire, cratering, shifting at a drilling location for a maximum period of seven (7) days (or such other time as is mutually agreed by the Parties) from the date of such suspension.

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(c)	Moving Rate

(i)
The Moving Rate for each inter-field move of the DRILLING UNIT shall apply from the time that the DRILLING UNIT leaves the five hundred metre (500m) exclusion zone of a particular well location and enters the five hundred metre (500m) exclusion zone of the next well location that the CONTRACTOR is required to drill under this CONTRACT.

(ii)	In addition to the Moving Rate, the COMPANY shall (at its expense) provide all required DRILLING UNIT fuel required to move the DRILLING UNIT between wells.

(d)	Repair Rate

The Repair Rate shall apply for those periods when the DRILLING UNIT is shut down due to the failure of, or need to repair, any item of CONTRACTOR’s equipment (other than where this shutdown was caused by the circumstances described in Clause 5.2 (b) (vi) or in the circumstances specified in the paragraph below, in which case the Standby Rate will be payable under that Clause).

The time required for conducting the following routine maintenance and testing shall be deemed to be routine maintenance and shall not be considered as repair time:

(i)	BOP testing;

(ii)	post jar and high drilling vibration inspections;

(iii)	slip and cut of drill line.

In the event that any part of the BOP equipment fails to test during such routine maintenance then, commencing when the first attempt to test has failed and until an acceptable test has been achieved, this shall be deemed to be repair hours and the Repair Rate shall apply.

Such Repair Rate shall be payable for the “maximum accumulated repair hours”, as specified in Table A in Clause 5.1, in any one calendar month and pro-rated for periods less than a full calendar month.  Thereafter, Zero Rate shall apply and no rate shall be payable until the DRILLING UNIT has been restored to full operating capacity.

(e)	Redrill Rate

The COMPANY shall pay the CONTRACTOR the Redrill Rate if the circumstances in Clause 18.6 (a) of Section II (a), General Conditions of Contract arise.

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(f)	Force Majeure Rate

The COMPANY shall pay the CONTRACTOR the Force Majeure Rate where an event of force majeure occurs, pursuant to Clause 12 of Section II (a), General Conditions of Contract, which delays or temporarily prevents the CONTRACTOR from performing its obligations under the CONTRACT and so long as the CONTRACTOR complies with its obligations under Clause 12 of Section II (a), General Conditions of Contract.

(g)	Waiting On Weather Rate

The COMPANY shall pay the CONTRACTOR the Waiting on Weather Rate whilst waiting due to adverse weather or sea conditions that prevent the operation of the DRILLING UNIT.

(h)	Mobilisation Fee

Mobilisation shall be a lump sum payment which shall cover (without limitation):

(i)	mobilising the DRILLING UNIT and the CONTRACTOR GROUP’s personnel from either:

1.	its warm stacked location off Singapore to the COMPANY’s first firm well location; or

2.	its previous well location prior to commencing the COMPANY’s WORK;

including fuel, lubricants and other consumables;

(ii)
any other costs strictly necessary for the CONTRACTOR GROUP to become fully operational in the Republic of Guinea waters and not intended to be covered by some other payment hereunder.  No daily Operating Rate, shall be payable until the mobilisation of the DRILLING UNIT is complete.

The lump sum mobilisation rate shall cover all CONTRACTOR costs during the transit until the date when the DRILLING UNIT has arrived at a point five hundred metres (500m) from the COMPANY’s first well location and the DRILLING UNIT is ready in all respects to spud the COMPANY’s first well in the CAMPAIGN.

The CONTRACTOR shall provide the COMPANY with reasonable access to the DRILLING UNIT, prior to the mobilisation of the DRILLING UNIT from its warm stacked location off Singapore, for the installation of third party equipment, at no cost to the COMPANY or, as required at mutually acceptable and agreed times, prior to the mobilisation of the DRILLING UNIT from its well location prior to commencing the COMPANY’s WORK, as appropriate.

The COMPANY shall pay to the CONTRACTOR the Mobilisation Fee as follows:

A.
50% of the Mobilisation Fee without discount after departure from Singapore, whereby CONTRACTOR shall invoice COMPANY on or before the date of departure of the DRILLING UNIT from Singapore to COMPANY’s firm well location and payment shall be made within fifteen (15) days of such departure; and

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B.
50% of the Mobilisation Fee without discount upon arrival five hundred (500) metres from the first well location.  CONTRACTOR shall invoice the COMPANY prior to the arrival of the DRILLING UNIT five hundred (500) metres from the first well location in Republic of Guinea and payment shall be made as soon as practicable and no later than seven (7) days after such arrival.

(j)	Demobilisation

In the event the DRILLING UNIT has no follow on work on completion of the COMPANY’s CAMPAIGN, the Demobilisation Fee shall apply which shall be a lump sum payment which shall cover (without limitation):

(i)
demobilising the DRILLING UNIT and the CONTRACTOR GROUP’s personnel from a point five hundred metres (500m) from the COMPANY’s final well in the its CAMPAIGN, including fuel, lubricants and other consumables;

(ii)	any other costs strictly necessary for the CONTRACTOR GROUP to demobilise the DRILLING UNIT and not intended to be covered by some other payment hereunder.

Notwithstanding the foregoing, the Demobilisation Fee shall not apply until the COMPANY’s equipment and personnel are off-loaded from the DRILLING UNIT, unless such equipment is retained on board by mutual agreement, and the DRILLING UNIT is free to sail.

In the event the DRILLING UNIT has follow on work on completion of the COMPANY’s CAMPAIGN, the Demobilisation Fee shall be USD $Zero and the CONTRACT will cease when the DRILLING UNIT is 500m from the last COMPANY well in the CAMPAIGN.

The COMPANY shall pay to the CONTRACTOR the Demobilisation Fee without discount within thirty (30) days upon receipt of the invoice from the CONTRACTOR, where CONTRACTOR shall be entitled to invoice the COMPANY upon departure of the DRILLING UNIT from the last well location.

(k)	Meals and Accommodation Rate

The CONTRACTOR shall furnish living accommodation and meals on the DRILLING UNIT for the COMPANY’s designated personnel.  The CONTRACTOR shall be paid pursuant to Table B of Clause 5.1 above for the provision of living accommodation and meals for COMPANY personnel, such rate to apply each day such personnel are onboard the DRILLING UNIT.

5.3	DRY DOCK, PILOT AND STEVEDORES

Except as provided in Clause 5.2 (b) (vi) of this Section III, the COMPANY shall pay the CONTRACTOR Zero Rate for the time that the DRILLING UNIT is in dry dock, port or in a repair facility for any reason.  Any pilots or stevedores used therein shall be engaged by the CONTRACTOR and shall be the exclusive responsibility and liability of the CONTRACTOR.

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5.4	PERSONNEL RATE ADJUSTMENTS

The Daily Rate(s) for personnel in the table below shall be used to calculate the adjustment to the Operating Rate where the CONTRACTOR provides less than the agreed number of personnel specified in Section IV (d) of this CONTRACT, or where the COMPANY requests additional personnel to be provided.

The Overtime Rate(s) shown below will apply to all hours worked in excess of twelve (12) hours per day when requested by the COMPANY Representative(s):

CONTRACTOR’S PERSONNEL RATES
Personnel	Rate/Day (USD) per person	Rate/Hour (US$) per person
OIM/Captain	980	N/A
Rig Superintendent	1,145	N/A
Tool Pusher	980	N/A
Driller	834	N/A
Assistant Driller	509	N/A
Derrickman	166	N/A
Floorman	110	9.00
Roustabout	110	9.00
Subsea Engineer	907	N/A
Chief Engineer	907	N/A
Rig Mechanic	653	N/A
Chief Electrician	762	N/A
Electronic Technician	763	N/A
Motorman	145	15.50
Welder	190	N/A
Materials Man	254	N/A
Crane Operator	190	N/A
Bosun	202	N/A
DP Operator	653	N/A
Radio Operator	290	N/A
Medic	529	50.00
HSE Officer	544	N/A
Senior Subsea Engineer	1,088	N/A
First Mate	653	N/A
AB Seaman	110	9.00
First Engineer	653	N/A
Second Engineer	580	N/A
Rig Electrician	689	N/A
Chief Mechanic	725	N/A

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SECTION IV (a)

SCOPE OF WORK

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SCOPE OF WORK

The CONTRACTOR shall provide the DRILLING UNIT (all as described in Section IV (b) hereto) to drill and complete one (1) firm well and (if required) one () option well offshore Republic of Guinea and up to five (5) mutually agreed option wells in West African waters all in accordance with the provisions of this CONTRACT including any sidetracking and well testing operations, completion, suspension, abandonment and such other activities within the technical design and capabilities of the DRILLING UNIT as may be required by the COMPANY.

For the avoidance of doubt a "firm well" is a well that is drilled down through the target reservoir, successfully meets reservoir objectivities (i.e. inclusive of mechanical sidetracks), and, at the COMPANY's option, is tested, suspended or permanently abandoned.

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SECTION IV (b)

RIG SPECIFICATION

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Contract Number AGR/C046/11

SECTION IV (c)

CHECKLIST OF CONTRACTOR'S AND COMPANY'S OBLIGATIONS

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Contract Number AGR/C046/11

			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

1.	The CONTRACTOR’s Items as set forth in Section IV (b), Rig Specification.		1

2.	Except as otherwise specified, maintenance and repair, including repair parts, of the CONTRACTOR’s Items.		1

3.	Maintenance and repair, including repair parts, of the COMPANY’s Items.		4

4.	The CONTRACTOR’S personnel including replacement, subsistence, insurance, wages, benefits, and all other costs related thereto, except for increases provided for in Section III, Remuneration.		1

5.	Personnel in excess of the complement of personnel set forth in Section IV (d), Personnel, when requested in writing by the COMPANY.		3

6.	Overtime beyond normal work schedule for the CONTRACTOR’s personnel when requested in writing by the COMPANY.		3

7.	Required licenses, permits, certificates of financial responsibility and clearances to enter upon and depart from drilling locations.		4

8.	Surveying service and marker buoys to mark drilling locations.		4

9.	Sea floor surveys required by the CONTRACTOR’s Marine Surveyor.		4

10.	Sea bottom coring services at any drilling location if required by the CONTRACTOR.		4

11.	Fuel, oil, greases, lubricants, hydraulic fluid and BOP fluids for the CONTRACTOR’s Items and the COMPANY’s Items, excluding the COMPANY’s other contractors.

	a.	Fuel;	4

	b.	Oil, greases, lubricants, hydraulic fluid and BOP fluids.	1

12.	Water for drilling, washdown and cementing and excess potable water, if required.		4

13.	Drilling fluid and additives including lost circulation material.		4

14.	Mud logging services.		4

15.	Normal welding services required on the COMPANY’s Items to the extent available from the CONTRACTOR’s personnel.		1

16.	Welding materials used on COMPANY’s Items.		2

17.
Marine loading hoses between supply vessels and the DRILLING UNIT (including two-part dry break couplings and pneumatic test facility on fuel and hydrocarbon lines) for unloading fuel, water, bulk cement and mud materials including repair and replacement of same:

	a.	Initial hoses and dry break couplings, in new or as new condition;	1

	b.	All replacements.	3

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			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

18.	Mooring system between supply vessels and the DRILLING UNIT including repair and replacement:

	a.	Initial;	1

	b.	All replacements.	3

19.	Pre-slung cargo and pre-slung cargo baskets for use in transporting the CONTRACTOR’S Items to and from supply vessels. Slings to be certified.		1

20.	Pre-slung cargo and pre-slung cargo baskets for use in transporting the COMPANY’S Items to and from supply vessels. Slings to be certified.		4

21.	Towing service including tow vessels, harbour tugs, ancillary services and vessel fuel for all DRILLING UNIT mobilisation.		1

22.	Tow lines and bollards on COMPANY supplied vessels.		4

23.	Inspection and repair of the CONTRACTOR’S drill pipe, drill collars and other in-hole equipment according to the CONTRACTOR’S standards (DS1 or better) before operations commence under this CONTRACT, if required.		1

24.
Inspection and repair of the CONTRACTOR's drill pipe, heavy weight drill pipe, hard banding (TCS-Ti or equivalent), drill collars and other in-hole equipment according to CONTRACTOR’S standards (DS1 Cat 3-5 or better) after operations commence under this CONTRACT at reasonable intervals requested by the COMPANY and at the conclusion of operations under this CONTRACT.

	a.	Normal wear and tear of the CONTRACTOR's drill pipe, heavy weight drill pipe, hard banding (TCS-Ti or equivalent), drill collars and other in-hole equipment.	1

	b.	Excessive wear and tear, damage and replacement of the CONTRACTOR's drill pipe, heavy weight drill pipe, hard banding (TCS-Ti or equivalent), drill collars and other in-hole equipment as a result of excessive down hole vibrations, dog legs in excess of 5 degrees per 30 metres, excessive overpull etc..	3

25.	Drill pipe casing protectors on other drill pipe furnished by the COMPANY, if required by the COMPANY.		4

26.	Top drive saver subs, rubbers, and all replacements.		1

27.	Drill pipe wipers.		1

28.	Fishing tools other than provided by the CONTRACTOR as set forth in Section IV (b), Rig Specification.		4

29.	Repair and/or replacement parts for the CONTRATOR furnished fishing tools if used by the COMPANY.		3

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			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

30.	Drilling bits, stabilizers, hole openers, reamers, under-reamers, well scrapers, drilling bumper subs, drilling safety joints, hydraulic drilling jars, and other special in-hole equipment, including replacement parts and repairs for same.		4

31.	Directional surveying equipment and service.		4

32.	Deflection drilling tools and service.		4

33.	Drill pipe, drill collars and handling tools other than those specified in Section IV (b), Rig Specification.		4

34.	Blowout prevention equipment other than as listed in Section IV (b), Rig Specification.		4

35.	Wellhead equipment and supplies.		4

36.	Tubular goods, hangers, packers and accessories.		4

37.	Casing shoes, float collars, baskets, centralizers, scratchers, scrapers, baffles and other casing accessories.		4

38.	Casing tools as provided in Section IV (b), Rig Specification.		1

	a.	All repairs and replacements, if used;	3

	b.	Casing tools and repairs/replacements for sizes other than provided in Section IV (b), Rig Specification.	2

39.	Tubing tools, including slips, elevators, power tongs (or jaws for the CONTRACTOR’S power tongs), wrenches, and tubing pipe wiper.		4

40.	Swabbing equipment, including lubricator, swab valve, swabs, oil savers, sinker bars, rope sockets and jars, if required (except sand line).		4

41.	Swab rubbers and oil saver rubbers.		4

42.	Core barrels and handling tools.		4

43.	Core heads and core catchers.		4

44.	Wireline logging unit, maintenance of unit and logging services.		4

45.	Wireline formation testing and sidewall sampling equipment and services.		4

46.	Drill stem test equipment and services.		4

47.	Gun and perforating services.		4

48.	Cement and cementing services.		4

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			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

49.	Repair and maintenance of on board cementing unit.		4

NOTE: The cementing unit is not part of the CONTRACTOR provided equipment.  It is located on the DRILLING UNIT by the cementing service company on a free placement basis.  Failure of the cementing unit shall not be deemed rig repair for the purposes of determining the applicable rate.

50.	Additional labour if required to supplement rig personnel necessary to install service equipment by the COMPANY aboard the DRILLING UNIT and for later removal, if required, including, but not limited to, wireline logging unit, mud logging unit, diving equipment and well testing system.		4

51.	Supplies and materials to install the COMPANY’s Items.		4

52.	Well testing system complete with separators, heaters, gas vents, metering, piping and valves, oil and/or gas burner, piping igniters, fabrication and installation.		4

53.	Well test king posts, well test hard piping (oil, gas and water lines) from drill floor to test area and from test area to burner booms.		1

54.	Test tanks for well fluid.		4

55.	Mud pump consumables, including pistons, liners and gaskets.		1

56.	Administrative centre including offices, office furniture, equipment and supplies for the COMPANY’s personnel, warehousing and storage yard facilities for COMPANY’s Items.		4

57.	Administrative centre including offices, office furniture, equipment and supplies for CONTRACTOR’s personnel, warehousing and storage yard facilities for CONTRACTOR’s Items.		1

58.	Port facilities and dockside area in vicinity of designated supply base for loading and unloading the CONTRACTOR’s and the COMPANY’s Items on and off supply vessels.		4

59.	Transportation for the CONTRACTOR’s Items and personnel:

	a.	Transportation from point of origin to designated supply base and/or heliport;	1

	b.	Transportation from designated supply base to and return from dockside and/or heliport;	1

	c.	Transportation from heliport to and from the DRILLING UNIT;	4

	d.	Temporary lodging, for the CONTRACTOR’s personnel if required due to delay in provision of the COMPANY provided helicopters;	3

	e.	Emergency transportation for both the COMPANY and the CONTRACTOR, as required.	4

60.	Transportation for the COMPANY’s Items and personnel.		4

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Contract Number AGR/C046/11

			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

61.	Dockside labour and equipment at designated supply base and labour aboard supply vessels to load and unload the CONTRACTOR’s and the COMPANY’s Items from or to land transportation and from or to supply vessels.		4

62.	Marine transportation for the CONTRACTOR’s and the COMPANY’s Items and Personnel from dockside to DRILLING UNIT and return with supply vessels supplied by the COMPANY:

	a) Dynamically Positioned supply vessels.		4

63.	Storage space at dock site for the CONTRACTOR’S Items immediately prior to loading on the COMPANY supply vessel.		4

64.	Storage space at dock site and designated supply base for the COMPANY’s Items.		4

65.	Onshore transportation for CONTRACTOR’s shore based personnel.		1

66.	Onshore transportation for the COMPANY’s shore based personnel.		4

67.	Fees, licenses, pilotage fees, wharfage fees, harbour fees and costs or similar charges including any sales taxes or clearing agent or brokerage fees relating to the CONTRACTOR’s Items and replacements or spare parts while DRILLING UNIT is in West African waters.		1

68.	Fees, licenses, pilotage fees, wharfage fees, harbor fees and costs or similar charges including any sales taxes or clearing agent or brokerage fees relating to COMPANY’s Items and replacements or spare parts.		4

69.	Communication system from DRILLING UNIT to supply vessel and supply vessel to the COMPANY’S Operating Base office or direct to Operating Base, including permits and licenses:		4

	a.	Communication system from DRILLING UNIT to the CONTRACTOR’S office or shore base, including permits and licenses;	1

	b.	Radio operators.	1

70.	All helicopter transportation as required including medical evacuation.		4

71.	Helicopter refueling system aboard DRILLING UNIT in compliance with -CAP437 standard (latest revision) including helicopter fuel tanks, fuel tank stand, fuel pump filters, hoses and grounding systems.		1

72.	Helicopter fuel and lubricants.		4

73.	Special or additional helicopter safety equipment aboard DRILLING UNIT.		4

74.	Diver services as required.		4

75.	Meals and quarters for all of the COMPANY personnel and for the COMPANY’s subcontractor personnel as detailed in Section III, Remuneration.		1

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Contract Number AGR/C046/11

			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

76.	Waste storage, removal and disposal, including any required registration and permits.

	a.	CONTRACTOR waste.	4

	b.	COMPANY waste.	4

77.	Ship and skip, cuttings removal, if required.		4

78.	Maintenance, repair and replacement including repair parts:

	a.	of the CONTRACTOR’S surface equipment except as otherwise provided;	1

	b.	initial set of rubber goods for the CONTRACTOR’S BOPs and diverter, in new or as new condition;	1

	c.	all replacement rubber goods in the CONTRACTOR’S BOPs and diverter;	3

	d.	end of CONTRACT term and all replacement parts and rubber goods for the CONTRACTOR’S BOPs, diverter, riser, and BOP equipment, including elements for BOPs, which are subject to exceptional wear and tear such as pipe movement through closed elements or damaged as a result of other operations;	3

	e.	of the CONTRACTOR's subsurface equipment in accordance with Clause 18.5 of Section II (a) General Conditions;	3

	f.	of the CONTRACTOR's subsurface mooring equipment including pendant lines.	3

79.	Labour (in excess of vessel's personnel) required aboard vessels when alongside DRILLING UNIT to unload or load the CONTRACTOR's and/or the COMPANY's Items.		4

80.	Subsea equipment:

	a.	wellhead equipment, including ring gaskets for the BOP connector;	4

	b.	wellhead connector from BOP stack to wellhead;	1

	c.	subsea running tools for wellheads, if required;	4

	d.	the CONTRACTOR's surface or subsea blowout preventer system as described in Section IV(b), Rig Specification;	1

	e.	wellhead temporary guidebase, if required;	4

	f.	wellhead guide post structure, if required;	4

	g.	jetting tools for jetting in conductor casing, if required;	4

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Contract Number AGR/C046/11

			Category

Furnished by CONTRACTOR, paid by CONTRACTOR			1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge			2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge			3

Furnished by COMPANY, paid by COMPANY			4

	h.	guide arms and bushings for drilling conductor hole and running conductor casing, if required;	4

	i.	repair and/or replacement for items (a),(b), (c), (e), (f), (g), and (h);	4

	j.	riser inspection and repair.	1

81.	Screens for shale shakers over 84 mesh size.		4

82.	All screens for mud cleaners.		2

83.	Weather forecast services, if required.		4

84.	Conductor drive hammer and accessories, if applicable, including repairs and/or replacement.		4

85.	Personal protective equipment for the CONTRACTOR’S personnel when using or handling corrosive or hazardous materials.		1

86.	Any PVT equipment or other monitoring devices other than specified in Section IV (b), Rig Specification.		4

87.	Trash compactor.		1

88.	Trash compactor bags.		3

89.	IWCF Well Control training (subsea supervisor) and certification for all CONTRACTOR drilling and subsea personnel above Assistant Driller level.		1

90.	All CONTRACTOR on board lifting equipment (slings, shackles, cranes etc) and inspection to UK LOLER standard every six (6) months.		1

91.	Drug/Alcohol testing, background checks and security requirements of the COMPANY beyond the CONTRACTOR’s policies and procedures.		2

92.	Detection, personal safety, and other equipment/services for H2S well in excess of Section IV (b), Rig Specification.		4

93.	Cuttings waste management system to include Hi G dryers; cuttings conveyor system and cuttings discharge system.		4

94.	Centrifuges, centrifuge spare parts and services.		4

95.	Scour Protection, rock dumping or other remedial measures required to the drilling location.		4

96.	Emergency Medical Cover for personnel offshore including doctor attendance if required.		4

97.	Survival training for all CONTRACTOR personnel to OPITO BOSIET standard.		1

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Contract Number AGR/C046/11

		Category

Furnished by CONTRACTOR, paid by CONTRACTOR		1

Furnished by CONTRACTOR, paid by COMPANY, plus handling charge		2

Furnished by CONTRACTOR, paid by COMPANY, no handling charge		3

Furnished by COMPANY, paid by COMPANY		4

98.	Handling equipment for the CONTRACTOR drill string including tongs, elevators, slips, safety clamps. Two (2) sets of each.	1

99.	Crossover subs for the CONTRACTOR drill string with BSR equivalent to drill collars, stress relief grooves and bore back boxes and lengths in accordance with DS-1 requirements. Two (2) new of each size at start of CONTRACT.	1

100.	Dry storage area for the COMPANY equipment on board DRILLING UNIT (at least 10ft x 10ftx 8ft).	1

101.	Office space with desks, chairs, power and rig telephone for four (4) COMPANY personnel (Drilling Supervisor, Logistics, Geologist and Drilling Engineer), in the same or adjacent rooms, and office space for third party personnel (eight (8) man office) complete with desks, chairs, power and rig telephone.	1

102.	Any COMPANY required survival training and/or H2S training or any other training beyond CONTRACTOR’S training matrix for CONTRACTOR/CONTRACTOR’S third party personnel, inclusive of tuition, payroll, and travel related expenses.	2

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Contract Number AGR/C046/11

SECTION IV (d)

PERSONNEL

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Contract Number AGR/C046/11

	Total crew operation	Total crew operation
CREW CATEGORY	Onboard	Payroll
OIM/Captain*	1	2
DP Operator*	4	8
Crane Operator*	2	4
Bosun*	1	2
Roustabout	8	16
Materials Man	2	4
HSE Officer*	1	2
Medic*	1	2
Radio Operator	2	4
Rig Superintendent*	1	2
Tool Pusher*	2	4
Driller*	2	4
Assistant Driller	2	4
Derrickman	2	4
Floorman	8	16
Senior Subsea Engineer *	1	2
Subsea Engineer *	1	2
Chief Engineer*	1	2
Motorman	2	4
Rig Mechanic	1	2
Planned Maintenance Engineer	1	2
Electrician	2	4
Mechanic	2	4
Chief Electrician*	1	2
Rig Electrician	1	2
Electronic Technician	2	4
Welder	1	2
First Mate*	1	2
AB Seaman	4	8
First Engineer	1	2
Second Engineer	1	2
Chief Machanic*	1	2

* Indicates Key Personnel

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SECTION V

HEALTH, SAFETY AND ENVIRONMENT

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1.0	MANAGEMENT OF HEALTH, SAFETY AND THE ENVIRONMENT

1.1	HSE Policy

The CONTRACTOR shall have and implement a Health, Safety and Environmental Policy which is compatible with the COMPANY Health, Safety and Environmental policy as amended from time to time, and shall, where relevant, ensure that SUBCONTRACTOR’s HSE Policies are also compatible with the above mentioned policies.

1.2	Compliance

The CONTRACTOR shall have arrangements to manage compliance with all relevant International Maritime Organisation (“IMO”) and ISM standards, laws and regulations and additional Health, Safety and Environmental obligations imposed by this CONTRACT.

1.3	CONTRACTOR’s Health, Safety and Environmental Procedures

The CONTRACTOR shall have a formal system for management of health, safety and the environment, compliant with the requirements of ISO14001 ‘Environmental Management’ and OHSAS18001 ‘Occupational Health and Safety Management’ as revised from time to time.  This HSE Management System shall be documented, fully implemented and effective in achieving the aim and objectives of the CONTRACTOR’s health, safety and environmental policies adopted pursuant to Clause 1.1 above.

Where applicable, the CONTRACTOR shall ensure that its SUBCONTRACTOR’s HSE management systems for management of health and safety follow the principles outlined above and that these systems are documented and implemented.

COMPANY reserves the right to request evidence of both CONTRACTOR and SUBCONTRACTOR HSE Management System implementation.

1.4	Compatibility between the CONTRACTOR’s and COMPANY’s HSE Management Systems

The CONTRACTOR’s HSE Management System shall where relevant be compatible with COMPANY’s HSE Management System.  The CONTRACTOR shall participate in an HSE Management System Interface process to demonstrate that the interfaces between the CONTRACTOR’s and the COMPANY’s HSE Management Systems are compatible in all material respects and to define delineation of responsibilities between the COMPANY and the CONTRACTOR.  The agreed outcome of this interface process shall be documented by the COMPANY in a Management Systems Interface Document (MSID) which CONTRACTOR shall review and approve.

The CONTRACTOR shall ensure that all interfaces between the two (2) Safety Management Systems have been fully understood by the relevant CONTRACTOR, and where appropriate SUBCONTRACTOR Personnel prior to commencement of the WORK.

1.5	Health, Safety and Environmental Procedures

The CONTRACTOR’s HSE Management System shall include a comprehensive set of working procedures such as, but not limited to:

•	Supply and use of Personal Protective Equipment
•	Permit to Work
•	Hot Working
•	Risk Assessment
•	Confined Space Entry
•	Mechanical and Electrical Isolation
•	Medical / First Aid Facilities

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•	Incident Reporting, Investigation and Analysis
•	Hazardous Substances
•	Radioactive Materials
•	Emergency Response
•	Safety Training
•	Waste Management
•	Equipment Inspection and Maintenance including Hand Tools
•	Drug and Alcohol Policy
•	Safe Lifting Operations
•	Control of Third Party Equipment
•	Safe Scaffolding System
•	Working at Height
•	Verification Scheme for Safety Critical Equipment
•	Observational Safety System
•	Chemical usage and monitoring
•	Contingency plans for shipboard spills to sea

1.6	Safe Place of Work

The CONTRACTOR is responsible for providing and maintaining a safe and healthy work environment for all personnel at the DRILLING UNIT.   All personnel at the DRILLING UNIT are required to comply with the CONTRACTOR's efforts to provide and maintain a safe and healthy work environment at the DRILLING UNIT.

In the performance of the WORK, the CONTRACTOR shall, as a minimum, observe standards of safe work performance.  The CONTRACTOR is responsible for co-ordinating the work of its employees, agents, SUBCONTRACTORS, and visitors to the CONTRACTOR, and advising such persons, as well as the COMPANY’s employees, agents, subcontractors and visitors, that they must comply with the CONTRACTOR's health, safety and environmental systems whilst at the DRILLING UNIT.

The CONTRACTOR shall establish and maintain a health, safety and environmental system at the DRILLING UNIT which will include, but shall not be limited to, the following:

(a)	specific instructions to the CONTRACTOR's supervisor on his/her responsibilities for the safety of all equipment and personnel during normal operations and possible emergencies;

(b)
induction of each new employee, including its subcontractors' employees, regardless of prior experience, to include having his/her job outlined, explained, and demonstrated by the supervisor.  The supervisor will observe the new employee's work performance until he/she is satisfied that the employee can fill the position in a safe and effective manner;

(c)
instruction of all personnel onboard the DRILLING UNIT on work procedures, safe practices, and the CONTRACTOR and the COMPANY health, safety and environmental rules and standards, emergency procedures, and applicable regulations;

(d)	adherence to the Employee Training Programmes, HSE Management Systems and the Emergency Plans and Procedures provided by the CONTRACTOR.

(e)	regularly scheduled and impromptu meetings of all personnel onboard the DRILLING UNIT, in which the possible hazards, problems of the job, and related safe practices are emphasised and discussed;

(f)	good housekeeping and environmental practices;

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(g)	availability of and instruction in the location, use and maintenance of personal protective equipment;

(h)	general and required safety education through training, safety meetings, CONTRACTOR publications, and other educational media;

(i)
the CONTRACTOR shall maintain the lifesaving, evacuation, safety, rescue and medical equipment and other equipment and supplies for which the CONTRACTOR is responsible and which may be reasonably required in an emergency in good working order and condition at all times.  The CONTRACTOR shall use all reasonable means to control and prevent fires and explosions, injury to personnel and damage to equipment or property.  The CONTRACTOR shall have suitable arrangements in place to satisfy the requirements of the “PFEER” (Prevention of Fire and Explosions and Emergency Response on Offshore Installations) Regulations 1995, as amended.

(j)	maintain proper barriers, guardrails, and other safety devices to minimise hazards during performance of the WORK;

(k)	prohibit smoking and open flames and the carrying of matches and lighters at all times except in specially designated safe areas;

(l)	equip all exhausts of internal combustion engines with spark arrestors;

(m)
maintain in good operating condition, and have ready for immediate use, blowout preventer assemblies and well control equipment, test blowout preventer assemblies and accessories (such as flow lines, valves, choke manifolds and mud manifold) to pressures required by the COMPANY (but not to exceed pressures recommended by manufacturers), and record the results on the daily drilling report;

(n)	use only original manufacturer's parts in blowout preventors and associated well control equipment, unless as otherwise approved by the COMPANY in writing prior to utilisation;

(o)
conduct such drills and tests of equipment to ensure that equipment is properly placed and in good operating condition, and that personnel are trained and in place respectively, and are able to respond to emergency situations and effectively operate the required emergency equipment;

(p)
possess and maintain a written emergency plan applicable to the WORK and the DRILLING UNIT, and maintain documentation that this has been communicated to all personnel onboard the DRILLING UNIT, which shall be provided to the COMPANY upon request;

(q)	ensure that a permit to work system is in place, and that such is well documented and widely communicated to all personnel and:

i)
implement an efficient hot work procedure and permit system for all work involving welding, cutting and burning, open flame, electric tools, grinding, and soldering which is conducted outside a designated safe area;

ii)	implement an efficient isolation procedure for all work on equipment which may inadvertently operate during repair or maintenance;

iii)	implement an efficient confined space entry procedure and permit system for all entries into confined spaces; and

(r)
require all persons employed directly or indirectly by the CONTRACTOR and all personnel onboard the DRILLING UNIT at all times to wear personal protective equipment (PPE) in such areas as assessed by CONTRACTOR as being required to protect the safety of personnel.  Such areas shall be clearly marked accordingly.  PPE shall be suitable for the WORK, weather and environmental conditions and maintained in a good state of repair..  Standard PPE shall include:

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•	Coveralls

•	Hard hats

•	Protective footwear

•	Eye protection

•	Hearing protection

•	Gloves

The CONTRACTOR shall ensure that such PPE is used appropriately by all personnel aboard the DRILLING UNIT.

Special personal protective clothing and equipment shall be used as necessary to protect against particular job hazards.  Personnel who are required to use respiratory protective equipment during WORK activities or emergencies, shall not have facial hair which interferes with an effective facemask seal and shall successfully pass a respirator fitness test and be properly trained and physically able to use the equipment;

(s)	the use of chemicals by the CONTRACTOR, including, but not limited to rigwash, pipe dope and hydraulic fluids, in accordance with well specific permits and the monitoring and recording of such usage;

(t)	the monitoring of atmospheric emissions from fuel usage;

(u)
ensure that a control of substances hazardous to health process is in place to monitor the exposure on the DRILLING UNIT in order to comply with the current Control of Substances Hazardous to Health (COSHH) Regulations;

(v)
provide a suitable mud ventilation system for all mud processing, reserve and active mud pit and mix areas in order to ensure, whether oil or water based mud is used, an acceptable work environment is provided and fume and vapour emissions in these areas comply with the safe work standards of the industry.

2.0	COMPETENCE AND TRAINING

All CONTRACTOR and SUBCONTRACTOR personnel shall be fully trained and currently qualified for the job in accordance with regulatory and industry standards and as specified in this CONTRACT.

The CONTRACTOR shall furnish information about the CONTRACTOR's scheme for assuring competence of CONTRACTOR personnel when requested to do so by the COMPANY.

The CONTRACTOR shall furnish records of training of CONTRACTOR personnel when requested to do so by the COMPANY.

Unless specified otherwise herein, all training of CONTRACTOR personnel shall be at the CONTRACTOR's cost.

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The CONTRACTOR shall furnish such information to the COMPANY regarding competence assurance standards used by the CONTRACTOR as required by the COMPANY.

The CONTRACTOR shall at the commencement of the CONTRACT provide to the COMPANY Representative a summary statement and evidence by copy of standards used and people assessed against them that all CONTRACTOR personnel are competent to undertake the roles for which they have been supplied.

Where the CONTRACTOR is responsible for carrying out competence assessment, the CONTRACTOR shall provide to the COMPANY Representative the following information after each competence assessment on which an individual has been deemed competent:

1.	Unit of Competence
2.	Standard Used
3.	Restriction if any on the qualification
4.	Name of the competent person

2.1	English Language

The CONTRACTOR warrants that all personnel engaged in the WORK shall have an adequate comprehension of the English Language to be able to be supervised and communicate with other persons in order to work safely at all times and be able to understand instructions in the event of an emergency.

2.2	Occupational Health and Medical Fitness

The CONTRACTOR shall ensure that all CONTRACTOR personnel engaged in the WORK are medically fit for the job to be undertaken.

The CONTRACTOR shall formally advise the COMPANY of any known medical disability or condition of any CONTRACTOR personnel which may adversely affect his/her own health or safety, or the health or safety of others.

The CONTRACTOR shall hold a current medical Certificate of Fitness for each of the CONTRACTOR’s personnel who are required to work offshore for fifteen (15) days or more in any twelve (12) month period. This certificate shall only be issued following medical examination, which has been conducted in accordance with the IMO guidelines .

When requested by the COMPANY, the CONTRACTOR shall submit a list of the physicians used by the CONTRACTOR for medical fitness assessments.

3.0	RISK ASSESSMENT AND CONTROL

3.1	Hazard Identification and Risk Assessment

The CONTRACTOR shall have a means of identifying hazards and assessing risks with all work activities and the potential consequences in terms of injury to personnel, damage to equipment and harm to the environment.

Prior to commencement of all drilling operations, and other such works that may impact the drilling operation, a job specific risk assessment shall be undertaken to identify risks associated with the job in hand.  The CONTRACTOR shall include the COMPANY Drilling Supervisor in such assessments.

The results of these risk assessment shall be documented and fully communicated to all personnel involved in the operation prior to commencement.

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3.2	Control of Risks

The CONTRACTOR shall employ risk reduction measures or controls where necessary to reduce the risks to personnel, equipment and the environment to as low as reasonably practicable.

3.3	Observational & Behavioural Safety

The CONTRACTOR shall implement suitable observational and behavioural safety systems to promote a safe working culture aboard the DRILLING UNIT.  Safety cards (such as STOP or other appropriate methodology) shall be utilised by all personnel to highlight ‘at-risk’ behaviours.  Statistical analysis of these ‘cards’ shall be utilised to highlight areas that require attention.

3.4	Time Out For Safety

The COMPANY and the CONTRACTOR shall be committed to affording the workforce the entitlement to stop a job on the grounds of safety where an immediate risk is identified or perceived.  Such ‘time-outs’ shall be fully risk assessed and mitigation measures put in place prior to recommencement of operations.  Such assessments shall be fully documented.

3.5	Communication

The CONTRACTOR shall have a means of involving the workforce in the risk assessment process and communicating the results of such assessments to the workforce.

4.0	UNSAFE WORKING CONDITIONS / CESSATION OF WORK

4.1	Violation

The CONTRACTOR, upon discovering a violation of relevant safety, health or environmental statutory provision or additional safety, health and environmental requirements imposed by this CONTRACT, shall correct the violation immediately and notify the COMPANY, whether the violation is discovered by internal review by the CONTRACTOR, audit or inspection by the COMPANY, or any other means.  If the possibility of injury to any individual, or loss or damage to property exists, all affected work shall stop until the condition is corrected.  Any equipment or tools declared unsafe shall be taken out of service immediately until made safe or removed from the WORKSITE and replaced.  The CONTRACTOR shall remove from the WORKSITE any CONTRACTOR personnel who, by a deliberate violation of the safety regulations, have endangered life or property.

4.2	Hazardous Conditions

The CONTRACTOR shall not cause, permit or tolerate a hazardous, unsafe, unhealthy or environmentally unsound condition or activity over which it has control.  If the CONTRACTOR becomes aware of any of these conditions, the CONTRACTOR shall take steps to notify the COMPANY and eliminate, terminate, abate or rectify the situation.

4.3	Failure to Correct Hazardous Condition

If the CONTRACTOR fails to abate or eliminate the condition within a reasonable period then the COMPANY reserves the right to stop all WORK being performed by the CONTRACTOR and the WORK will not be restarted until the CONTRACTOR has corrected the situation.  Such stoppage will be at the CONTRACTOR’s expense.

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5.0	INCIDENTS, ACCIDENTS AND NEAR MISSES

5.1	Notification

The CONTRACTOR shall notify the COMPANY of any event related to the WORK which could have caused, has caused, or could in the future cause injury or illness to any person, or which could have caused, or has caused loss or damage to the assets of the COMPANY and/or the CONTRACTOR, or which could have caused or has caused a negative impact on the environment.

Notwithstanding the requirements of the well specific MSID, incidents which have resulted in actual injury to personnel, major damage to equipment or spills greater than one (1) tonne, notification shall be immediate.  For lesser incidents and near misses, notification shall be within six (6) hours.

5.2	Incident Investigation and Follow Up

The CONTRACTOR shall fully investigate such events so as to identify immediate and root causes and shall identify actions to prevent recurrence.  Actions arising from investigations shall be managed so as to ensure satisfactory implementation.  The COMPANY reserves the right to take part in or carry out its own investigation of such events.

The CONTRACTOR shall ensure that all findings are communicated to the CONTRACTOR’s personnel and to the COMPANY.

5.3	Incident Reporting

The CONTRACTOR shall report all such events and the results of investigations to the COMPANY using their own system or by completing relevant parts of the COMPANY Incident and Near Miss Reporting and Investigation form, as directed by the COMPANY.

6.0	ENVIRONMENTAL, HEALTH SAFETY AND PERFORMANCE

6.1	Monthly HSE Report

The CONTRACTOR shall submit a monthly Health, Safety and Environmental Report to the COMPANY HSE Representative within three (3) days of month end.  The report shall include as a minimum:

•	Overview of all Accidents / Incidents and near Misses.
•	Injury frequency rates per 1,000,000 man hours for each of; Fatality, LTI, MTC, FAC, Near Miss, Env.
•	Hours worked broken down by worksite.
•	Observational safety analysis
•	Chemical usages, emissions and wastes.
•	Details of ongoing Safety Programmes / Initiatives

The final monthly report shall also summarise the CONTRACTOR’s Health, Safety and Environmental performance during execution of the WORK including cumulative total number of incidents, near misses and working hours.

6.2	HSE Meetings

The CONTRACTOR and the COMPANY shall arrange to meet monthly or more frequently as required to discuss Health, Safety and Environmental issues, including incidents and the closure of corrective actions and any other relevant business.

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7.0	SUBSTANCE ABUSE

The CONTRACTOR is responsible for ensuring that the CONTRACTOR’’s personnel, whilst engaged in the performance of the CONTRACT, are not at any time in possession of, do not take, have not taken, and/or are not under the influence of any intoxicating substance, or alcohol, or drug, hereinafter referred to as a “Prohibited Substance”.  An eighty (80) milligram per 100ml (0.08%) blood alcohol concentration limit shall be observed.  These requirements do not apply in whole or in part in the case of CONTRACTOR personnel possessing a Prohibited Substance for bona fide medical reasons, for such CONTRACTOR personnel to be engaged in the performance of the CONTRACT.

7.1	Drug and Alcohol Testing

The COMPANY reserves the right to have an independent party carry out testing for substance abuse, where there is reasonable grounds to suspect that this represents a serious threat to safety, or has been a causal factor in an accident or incident.

8.0	ENVIRONMENTAL PROTECTION

8.1	Waste Disposal

The CONTRACTOR shall act to minimise the total quantity of waste resulting from execution of the WORK.  The CONTRACTOR shall be committed to handling and disposing of wastes from their operations in a safe and environmentally sound manner.

The CONTRACTOR shall have written waste management procedures that are compatible with the requirements of the COMPANY.

The requirements of the COMPANY’S Environmental Impact Assessment for the location shall, however, take precedence over the CONTRACTOR’s procedures and the COMPANY shall ensure that the CONTRACTOR is aware of its requirements.

8.2	Chemicals

The CONTRACTOR shall have written procedures for chemical risk assessment, personal protection and usage in accordance with IMO and SOLAS guidelines

Chemical usages associated with drilling operations including, but not limited to, pipe dope, hydraulic oils and rig wash shall be recorded and submitted to the COMPANY on a weekly basis.

8.3	Spill Prevention and Management

The CONTRACTOR shall have systems in place to minimise the potential of spills to sea arising from the transfer of fuels, usage of rig chemicals and undertaking of drilling operations..

A Shipboard Oil Pollution Emergency Plan shall be in place for spills to sea whilst in transit and the CONTRACTOR shall remain responsible for all such spills.  Whilst on location the COMPANY Oil Pollution Emergency Plan shall take precedence and the COMPANY shall ensure that supervisory CONTRACTOR personnel are aware of the requirements of this plan.

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9.0	MONITORING, AUDITING AND REVIEW

9.1	Monitoring

The CONTRACTOR shall have in place a system of monitoring the WORK on a routine basis to check the quality of the WORK and compliance with the HSE Management Systems and Procedures.  The monitoring arrangements shall allow for the participation of supervision, workforce and safety representatives.

9.2	CONTRACTOR Auditing

The CONTRACTOR shall periodically audit the effectiveness of its safety and environment management systems.  The results of such audits shall be used to generate improvement plans.  Improvement plans shall be made available to the COMPANY on request.

9.3	COMPANY’s Auditing

The COMPANY may, at its discretion, periodically inspect the CONTRACTOR’s systems or operations for the purpose of monitoring the CONTRACTOR’s compliance with the safety provisions of this CONTRACT.

These inspections do not diminish the CONTRACTOR’s responsibility for maintaining a safe and healthy WORKSITE.

10.0	SECURITY

10.1	All CONTRACTOR personnel embarking to the DRILLING UNIT shall produce a valid passport (prior to embarking for offshore) or a valid identity Card.

10.2
The CONTRACTOR shall require that CONTRACTOR personnel consent to the searching at any time by an authorised representative of the COMPANY of their person or of any article including without limitation any container, package, box, hold all, suitcase that is in the possession or use on the WORKSITE or being transported.

10.3
Any person not complying or unwilling to comply with the requirements above shall not be permitted access to the CONTRACTOR premises or DRILLING UNIT or shall be removed from the CONTRACTOR’s premises or DRILLING UNIT as applicable and the COMPANY shall not accept liability for any costs arising directly or indirectly out of such circumstances.

10.4	The CONTRACTOR shall ensure that no CONTRACTOR personnel under the age of eighteen (18) years are employed on the DRILLING UNIT.

11.0	TECHNICAL INFORMATION

The CONTRACTOR shall have a comprehensive management system in place which shall be subject to audit by the COMPANY prior to commencement of operations.

For the purposes of Emergency response, the CONTRACTOR shall provide to the COMPANY a set of A3 drawings for the installation showing layout plans, elevations and the locations of key safety equipment.

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ADDENDUM'A'

HEALTH, SAFETY AND ENVIRONMENT DOCUMENTATION

The CONTRACTOR shall provide to the COMPANY the following information

a)	Copies of the CONTRACTOR’s HSE Management System(s) comprising:

-	Policy and objectives;
-	HSE Management Manual(s);
-	Emergency Response Procedures;
-	Oil Pollution Emergency Plan;
-	Well Control Procedures;
-	Safety Critical Equipment details and maintenance records;

and a description of how the systems of the CONTRACTOR will be adapted to meet the WORK requirements.

b)	List of Operations and HS&E Procedures applicable to the WORK.

c)	HSE Statistics

Details of the CONTRACTOR’s HSE statistics for the last three (3) years.

d)	Audits and Reviews

Copies of two recent DRILLING UNIT and HSE Management System audits.

END OF CONTRACT.

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